                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                                JANUARY 12, 1998
                     --------------------------------------

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                          U.S. OFFICE PRODUCTS COMPANY
                     --------------------------------------

              (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                     --------------------------------------

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                    0-25372
                     --------------------------------------

                             (COMMISSION FILE NO.)

                                   52-1906050
                     --------------------------------------

                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

   1025 THOMAS JEFFERSON STREET, N.W., SUITE 600 EAST, WASHINGTON, D.C. 20007
                     --------------------------------------

              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (202) 339-6700

                     --------------------------------------

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5--OTHER EVENTS

INTRODUCTION

    U.S. Office Products Company ("USOP" or the "Company") has prepared this Current Report on Form 8-K to provide information regarding the companies that are proposed to be spun off from USOP as part of the strategic restructuring plan (the "Strategic Restructuring Plan") that USOP's Board of Directors (the "USOP Board") adopted on January 12, 1998.

    The principal elements of the Strategic Restructuring Plan are as follows:
(1) a self-tender offer by USOP (the "Tender Offer") to purchase 37,037,037 shares of USOP common stock at $27.00 per share and the incurrence of debt to pay a substantial portion of the purchase price of the shares in the Tender Offer; (2) after acceptance of shares in the Tender Offer, the pro rata distribution to USOP stockholders of shares of four companies (the "Spin-Off Companies") that will conduct USOP's current print management, technology solutions, educational supplies and corporate travel services businesses (the "Distributions"); and (3) following acceptance of shares in the Tender Offer and the record date for the Distributions, the sale to an affiliate of Clayton, Dubilier & Rice, Inc. ("CD&R") of equity interests in USOP (the "Equity Investment"). CD&R will not acquire any equity interest in the Spin-Off Companies. The Company expects the Strategic Restructuring Plan to be completed in the second calendar quarter of 1998. The transactions are subject to a number of conditions, including financing, approval of USOP's shareholders and receipt of regulatory approvals.

    This Report includes a summary of the business of each of the four Spin-Off Companies and historical and pro forma financial information for each of the Spin-Off Companies.

    The information contained in this Report generally assumes that the Distributions will be completed. There can be no assurance, however, that the Distributions will be completed on the terms proposed or at all.

                             THE SPIN-OFF COMPANIES

    The following are summary business descriptions of the four Spin-Off
Companies:

PARADIGM CONCEPTS, INC.

    Paradigm is a single-source provider of a broad range of Information Technology ("IT") business solutions. Paradigm currently consists of ten companies who have been in business for an average of over 15 years, with a history of superior client service. These companies offer complementary IT solutions, which allow Paradigm to be a "one-stop" IT solutions provider in the Northeast region of the United States, while providing personalized services to its clients on a regional and local basis. Paradigm's clients include middle market and Fortune 1000 companies in a wide range of industries (including communications, health care, financial services, government, manufacturing, pharmaceuticals, professional services, and technology). In 1997, Paradigm, which employs over 1,000 people (approximately 65% of whom are technical professionals), provided services to over 2,000 customers. For the fiscal year ended April 26, 1997, Paradigm had pro forma revenues of $228.9 million and pro forma net income of $10.7 million.

    With the rapid evolution of technology, the market for IT solutions has grown significantly. According to industry sources, the United States market for outsourced IT services is expected to grow from $13 billion in 1996 to approximately $24 billion in 2001. Although companies recognize the importance of IT services to their business, they are often unable to keep pace with the rate of technological change without outsourcing their IT needs. This trend towards outsourcing has been compounded by the scarcity of technical professionals in the United States, and has driven the growth of the outsourced IT solutions industry.

    Paradigm's broad range of complementary IT business solutions includes: (i) consulting and engineering services; (ii) systems and network design and implementation services; (iii) software development and implementation services;
(iv) IT support and operational services; and (v) telephony design and integration services. Paradigm is currently providing this broad range of services in the Northeast region of the United States, and certain of these services in the other regions of the United States. Paradigm intends to extend its comprehensive services offerings to the other regions of the United States. Paradigm is dedicated to delivering IT services and support for all the major technology needs of its clients, which include a variety of operating systems (NT, Unix, VMS, Netware, SunOS, Digital Open VMS, and OS/2) on a variety of hardware platforms (Intel, Sun, HP, and Digital). In addition, Paradigm supports its clients' hardware and software needs related to the World Wide Web and high-end telephony services.

    For risk factor, management and other information regarding Paradigm, see Paradigm's Registration Statement on Form S-1 (File No. 333-47501) filed with the Securities and Exchange Commission (the "SEC") on March 6, 1998.

TDOP, INC.

    TDOP, Inc. ("TDOP"), one of the five largest providers of corporate travel management services in the United States based on airline ticket sales, was formed by USOP through the acquisition of eleven regional corporate travel agencies. In calendar year 1997, TDOP booked $1.38 billion in airline ticket sales, or approximately 2.5 million airline tickets. With locations throughout the United States, in Canada, and in the United Kingdom, TDOP provides its corporate customers with the full range of corporate travel management services through several channels, including on-site travel agencies, regional travel agency offices and satellite ticket printers. TDOP also provides group and leisure travel services, largely to its corporate customers.

    The travel agency industry in the United States is highly fragmented and characterized by intense competition. There are more than 30,000 travel agencies producing an estimated $70 billion in annual airline ticket sales. Airline ticket sales by travel agencies increased at a rate of approximately 10.5% for calendar year 1997. The business travel agency industry has undergone significant changes since 1995, due in part to the reduction in commission revenues from airline carriers, increasing industry reliance on technology and the concentration of the industry's customer base. TDOP believes that significant technological and financial resources are required to compete in today's corporate travel market, and that larger corporate travel agencies may therefore have a competitive advantage. Accordingly, TDOP believes the business travel agency industry is undergoing a period of consolidation and that significant growth opportunities exist.

    TDOP's objective is to be a premier provider of corporate travel management services to middle market and larger companies in North America and, increasingly, around the world. TDOP intends to pursue this objective by implementing the following business strategies: (i) focusing on corporate travel; (ii) maintaining personalized customer service; (iii) operating with a decentralized management structure; (iv) achieving operating efficiencies; and
(v) utilizing technology to improve service and reduce costs.

    For risk factor, management and other information regarding TDOP, see TDOP's Registration Statement on Form S-1 (File No. 333-47503) filed with the SEC on March 6, 1998.

SCHOOL SPECIALTY, INC.

    School Specialty, Inc. ("School Specialty") is the largest U.S. distributor focusing on non-textbook educational supplies and furniture for grades pre-kindergarten through 12 ("pre-K-12"). School Specialty provides a comprehensive offering of high quality educational supplies and furniture to school districts, school administrators and teachers through the broad distribution of its catalogs. School Specialty distributes general school supplies, including classroom and art supplies, instruction materials, furniture and equipment. School Specialty also distributes supplies and furniture for certain educational disciplines, including early childhood education under the Childcraft name, art supplies under the Sax Arts & Crafts name and library-related products under the Gresswell name. In order to broaden its geographic presence and product offering, School Specialty has acquired 14 companies since May 1996. For the twelve months ended October 25, 1997, School Specialty's pro forma revenues aggregated $355.8 million and pro forma net income aggregated $10.2 million, which represented compound annual increases of 47% and 105%, respectively, over sales and net income for the year ended December 31, 1994.

    With over 32,000 stock keeping units ("SKUs"), School Specialty offers customers one source for virtually all of their non-textbook school supply and furniture needs. School Specialty markets its products through an innovative two-pronged approach, targeting both administrators and teachers to cover the full spectrum of decision makers. School Specialty's "top down" approach, utilizing its 290 sales representatives and its School Specialty general supply and furniture catalog focuses on procurement officials at the state, regional and local levels, while its "bottom up" approach focuses on curriculum specialists and teachers. Sales to curriculum specialists and over 2.1 million teachers are made primarily through the 6.3 million general supply catalogs of The Re-Print Corp. ("Re-Print") and specialty catalogs that are mailed each year.

    Annual sales of non-textbook educational supplies and equipment to the school supply market aggregate approximately $6.1 billion, with over $3.6 billion sold to institutions and $2.5 billion sold to consumers, according to the National School Supply & Equipment Association ("NSSEA"). There are over 3,400 distributors of school supplies, the majority of which are family- or employee-owned companies with revenues under $20 million that operate in a single region. School Specialty believes the demand for timely order fulfillment at competitive prices, combined with the need to invest in automated inventory and electronic ordering systems, is accelerating the trend toward consolidation in the industry. School Specialty also believes that it is well positioned to capitalize on this consolidation as the largest distributor in its industry with annual revenues which it believes exceed those of its next two largest competitors combined. Although School Specialty is the largest distributor in the industry, its share of the $6.1 billion school supply market is less than 6%, giving School Specialty substantial growth opportunities.

    For risk factor, management and other information regarding School Specialty, see School Specialty's Registration Statement on Form S-1 (File No. 333-47509) filed with the SEC on March 6, 1998.

WORKFLOW MANAGEMENT, INC.

    Workflow Management, Inc. ("Workflow Management") is an integrated graphic arts company providing documents, envelopes and commercial printing to more than 22,000 businesses in the United States and Canada. Workflow Management also offers various print and facilities management services, which allow customers to realize cost savings by outsourcing non-core operations, as well as design services and workflow analysis. Drawing on its position in the industry and its experience in completing acquisitions, Workflow Management seeks to become a leading consolidator in the highly-fragmented graphic arts industry. In the last ten years, Workflow Management's senior management team successfully completed the acquisition of 16 companies for Standard Forms, Inc., the predecessor to SFI. Since the acquisition of SFI and Hano by the Print Management Division of USOP in January 1997, that same senior management team has continued its acquisition strategy by successfully buying six additional companies. As a result, Workflow Management has grown its revenues and operating income from approximately $115.1 million and $6.7 million, respectively, for the year ended December 31, 1996, to annualized revenues and operating income of approximately $358.1 million and $21.7 million, respectively, for the twelve months ended October 25, 1997, on a pro forma basis (which is double the six-month revenues and income for the six months ended October 25, 1997). Workflow Management currently has over 2,000 employees and has 17 manufacturing facilities in seven states and five Canadian Provinces, 26 distribution centers, eight print-on-demand centers and 59 sales offices. Workflow Management intends to continue to pursue its aggressive acquisition strategy to extend its geographic scope and market penetration, and to increase sales to existing customers by cross-selling documents, envelopes and commercial printing.

    The document, envelope and commercial printing industries that comprise the graphic arts businesses are highly fragmented, and Workflow Management believes they are ripe for consolidation. According to the Document Management Industries Association, the market for documents was approximately $12.7 billion in 1996, up from $11.1 billion in 1993. The U.S. market for envelopes, as measured by the Envelope Manufacturers Association, was approximately $3.0 billion in 1996, compared to $2.7 billion in 1993. According to the Printing Industries of America trade association, the general commercial segment of the U.S. printing industry shipped more than $88 billion of products in 1996, an increase of 8% over 1995. Workflow Management believes there are 15,000 print distribution companies operating in the documents industry. Within the envelope industry, management believes there are approximately 200 envelope manufacturers in the United States, and a much larger number of regional and local custom and specialty envelope printers and distributors. The commercial printing industry is composed of over 25,000 printing plants, 70% of which have fewer than 10 employees.

    Workflow Management offers a full range of printed products which are either manufactured by Workflow Management or procured from one of Workflow Management's more than 3,500 vendors. Workflow Management's product line includes: (i) documents, such as custom invoices, purchase orders, checks and labels; (ii) envelopes, including specialty envelopes for uses such as credit card solicitations, annual reports, direct mail and airline tickets; and (iii) commercial printing, such as product and corporate brochures, personalized direct mail literature, catalogs, directories and digital imaging. Workflow Management's manufacturing base, combined with its extensive vendor network and distribution capability, gives Workflow Management broad flexibility to meet customers' demands for printed products. For the six months ended October 25, 1997, approximately 56.2% of its revenues were derived from products purchased by Workflow Management for distribution, and 43.8% were derived from products manufactured by Workflow Management.

    For risk factor, management and other information regarding Workflow Management, please see Workflow Management's Registration Statement on Form S-1 (File No. 333-47505) filed with the SEC on March 6, 1998.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
WORKFLOW MANAGEMENT, INC.
  Introduction to Pro Forma Financial Information.........................................................  F-2
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited).....................................  F-4
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997 (unaudited)............  F-5
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996 (unaudited)............  F-6
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited).............  F-7
  Notes to Pro Forma Combined Financial Statements........................................................  F-8
  Report of Price Waterhouse LLP, Independent Accountants.................................................  F-10
  Report of KPMG Peat Marwick LLP, Independent Auditors...................................................  F-11
  Report of KPMG Peat Marwick LLP, Independent Auditors...................................................  F-12
  Report of Hertz, Herson & Company, LLP, Independent Auditors............................................  F-13
  Report of Hertz, Herson & Company, LLP, Independent Auditors............................................  F-14
  Consolidated Balance Sheet as of April 30, 1996, April 26, 1997 and October 25, 1997 (unaudited)........  F-15
  Consolidated Statement of Income for the years ended December 31, 1994 and 1995, the four months ended
    April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-16
  Consolidated Statement of Stockholder's Equity for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25,
    1997 (unaudited)......................................................................................  F-17
  Consolidated Statement of Cash Flows for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-18
  Notes to Consolidated Financial Statements..............................................................  F-20

SCHOOL SPECIALTY, INC.
  Introduction to Pro Forma Financial Information.........................................................  F-34
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited).....................................  F-36
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited).............  F-37
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997 (unaudited)............  F-38
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996 (unaudited)............  F-39
  Notes to Pro Forma Combined Financial Statements........................................................  F-40
  Report of Price Waterhouse LLP, Independent Accountants.................................................  F-41
  Report of Ernst & Young LLP, Independent Auditors.......................................................  F-42
  Report of BDO Seidman, LLP, Independent Auditors........................................................  F-43
  Consolidated Balance Sheet as of April 30, 1996, April 26, 1997 and October 25, 1997 (unaudited)........  F-44
  Consolidated Statement of Operations for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-45
  Consolidated Statement of Stockholder's (Deficit) Equity for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended
    October 25, 1997 (unaudited)..........................................................................  F-46
  Consolidated Statement of Cash Flows for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-47

  Notes to Consolidated Financial Statements..............................................................  F-49

PARADIGM CONCEPTS, INC.
  Introduction to Pro Forma Financial Information.........................................................  F-63
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited).....................................  F-64
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997 (unaudited)............  F-65
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996 (unaudited)............  F-66
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited).............  F-67
  Notes to Pro Forma Combined Financial Statements........................................................  F-68
  Report of Price Waterhouse LLP, Independent Accountants.................................................  F-69
  Report of Rubin, Koehmstedt and Nadler, Independent Auditors............................................  F-70
  Consolidated Balance Sheet as of April 30, 1996, April 25, 1997 and October 25, 1997 (unaudited)........  F-71
  Consolidated Statement of Income for the years ended March 31, 1995 and 1996, the fiscal year ended
    April 26, 1997 and the six months ended October 26, 1996 (unaudited) and October 25, 1997
    (unaudited)...........................................................................................  F-72
  Consolidated Statement of Stockholder's Equity for the years ended March 31, 1995 and 1996, the fiscal year ended April 26, 1997 and the six months ended October 25, 1997 (unaudited).......................  F-73
  Consolidated Statement of Cash Flows for the years ended March 31, 1995 and 1996, the fiscal year ended
    April 26, 1997 and the six months ended October 26, 1996 (unaudited) and October 25, 1997
    (unaudited)...........................................................................................  F-74
  Notes to Consolidated Financial Statements..............................................................  F-76

TDOP, INC.
  Introduction to Pro Forma Financial Information.........................................................  F-88
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited).....................................  F-90
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997 (unaudited)............  F-91
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996 (unaudited)............  F-92
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997 (unaudited).............  F-93
  Notes to Pro Forma Combined Financial Statements........................................................  F-94
  Report of Price Waterhouse LLP, Independent Accountants.................................................  F-95
  Report of Deloitte & Touche LLP, Independent Auditors...................................................  F-96
  Consolidated Balance Sheet as of April 30, 1996, April 26, 1997 and October 25, 1997 (unaudited)........  F-97
  Consolidated Statement of Income for the years ended December 31, 1994 and 1995, the four months ended
    April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-98
  Consolidated Statement of Stockholder's Equity for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25,
    1997 (unaudited)......................................................................................  F-99
  Consolidated Statement of Cash Flows for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)..........................................................  F-100
  Notes to Consolidated Financial Statements..............................................................  F-102

                           WORKFLOW MANAGEMENT, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to the spin-off of Workflow Management, Inc. (the "Company"), formerly the Print Management Division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products shareholders (the "Distribution") and probable and completed acquisitions through February 13, 1998.

    The pro forma combined balance sheet gives effect to the Distribution and the probable acquisition of Astrid Offset Corporation as if both transactions had occurred as of the Company's most recent balance sheet date, October 25, 1997. The pro forma combined statements of income for the fiscal year ended April 26, 1997 and the six months ended October 25, 1997 and October 26, 1996 give effect to the Distribution and the acquisitions of Astrid Offset Corporation and FMI Graphics, Inc., an individually insignificant company, in business combinations accounted for under the purchase method which have been completed or are probable during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisition"), as if all such transactions had occurred on May 1, 1996.

    The pro forma combined statement of income for the year ended April 26, 1997 includes the audited financial information of the Company for the year ended April 26, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisition for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statement of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company and the Fiscal 1998 Purchase Acquisition for the six months ended October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 includes the unaudited financial information of the Company and the Fiscal 1998 Purchase Acquisition for the six months ended October 26, 1996

    The historical financial statements of the Company give retroactive effect to the results of the seven companies acquired by the Company during the fiscal year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate overheads have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K.

                           WORKFLOW MANAGEMENT, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           ASTRID
                                                             WORKFLOW      OFFSET      PRO FORMA    PRO FORMA
                                                           GRAPHICS,INC. CORPORATION  ADJUSTMENTS   COMBINED
                                                           ------------  -----------  -----------  -----------

                                                    ASSETS
Current assets:
  Cash and cash equivalents..............................   $      385    $     412    $    (797)(b)  $
  Accounts receivable, net...............................       55,334        1,180                    56,514
  Inventory..............................................       28,216          237                    28,453
  Prepaid and other current assets.......................        2,454        1,006                     3,460
                                                           ------------  -----------  -----------  -----------
    Total current assets.................................       86,389        2,835         (797)      88,427

Property and equipment, net..............................       32,668        1,582                    34,250
Intangible assets, net...................................        2,259                    11,082(a)     13,341
Other assets.............................................        8,387                                  8,387
                                                           ------------  -----------  -----------  -----------
    Total assets.........................................   $  129,703    $   4,417    $  10,285    $ 144,405
                                                           ------------  -----------  -----------  -----------
                                                           ------------  -----------  -----------  -----------

                                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt........................................   $    4,259    $     329    $    (329)(b)  $   4,259
  Short-term payable to U.S. Office Products.............       22,239                   (22,239)(b)
  Accounts payable.......................................       25,346          163                    25,509
  Accrued compensation...................................        3,742                                  3,742
  Other accrued liabilities..............................        8,126           56                     8,182
                                                           ------------  -----------  -----------  -----------
    Total current liabilities............................       63,712          548      (22,568)      41,692

Long-term debt...........................................        5,660        1,606       33,197(b)     40,463
Long-term payable to U.S. Office Products................       21,955                    13,200(a)
                                                                                         (35,155)(b)
Deferred income taxes....................................        3,638          145                     3,783
Other long-term liabilities..............................           19                                     19
                                                           ------------  -----------  -----------  -----------
    Total liabilities....................................       94,984        2,299      (11,326)      85,957
                                                           ------------  -----------  -----------  -----------

Stockholder's equity:
  Divisional equity......................................       13,425                    23,729(b)     37,154
  Cumulative translation adjustment......................           42                                     42
  Retained earnings......................................       21,252                                 21,252
  Equity in purchased company............................                     2,118       (2,118)(a)
                                                           ------------  -----------  -----------  -----------
    Total stockholder's equity...........................       34,719        2,118       21,611       58,448
                                                           ------------  -----------  -----------  -----------
    Total liabilities and stockholder's equity...........   $  129,703    $   4,417    $  10,285    $ 144,405
                                                           ------------  -----------  -----------  -----------
                                                           ------------  -----------  -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                           WORKFLOW MANAGEMENT, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    WORKFLOW        ASTRID
                                                    GRAPHICS,       OFFSET            FMI          PRO FORMA     PRO FORMA
                                                      INC.        CORPORATION   GRAPHICS, INC.    ADJUSTMENTS    COMBINED
                                                  -------------  -------------  ---------------  -------------  -----------
Revenues........................................    $ 173,347      $   4,708       $   1,914       $  (1,883)(c)  $ 178,086
Cost of revenues................................      127,547          2,790           1,258          (1,883)(c)    129,712
                                                  -------------       ------          ------     -------------  -----------
    Gross profit................................       45,800          1,918             656                        48,374

Selling, general and administrative expenses....       35,884            920             499             (84)(d)     37,219
Amortization expense............................           99              6                             147(f)        252
                                                  -------------       ------          ------     -------------  -----------
    Operating income............................        9,817            992             157             (63)       10,903
Other (income) expense:
  Interest expense..............................        1,390                              2             397(h)      1,789
  Interest income...............................                         (18)                             18(h)
  Other income..................................         (166)          (128)                                         (294)
                                                  -------------       ------          ------     -------------  -----------
Income before provision for income taxes........        8,593          1,138             155            (478)        9,408
Provision for income taxes......................        3,480                              4             374(i)      3,858
                                                  -------------       ------          ------     -------------  -----------
Net income......................................    $   5,113      $   1,138       $     151       $    (852)    $   5,550
                                                  -------------       ------          ------     -------------  -----------
                                                  -------------       ------          ------     -------------  -----------
Weighted average shares outstanding.............                                                                    95,963(j)
Net income per share............................                                                                 $    0.06
                                                                                                                -----------
                                                                                                                -----------

       See accompanying notes to pro forma combined financial statements.

                           WORKFLOW MANAGEMENT, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                    WORKFLOW        ASTRID
                                                    GRAPHICS,       OFFSET            FMI         PRO FORMA    PRO FORMA
                                                      INC.        CORPORATION   GRAPHICS, INC.   ADJUSTMENTS   COMBINED
                                                  -------------  -------------  ---------------  -----------  -----------
Revenues........................................    $ 161,798      $   4,851       $   4,470      $  (1,940)(c)  $ 169,179
Cost of revenues................................      117,563          2,897           3,064         (1,940)(c)    121,584
                                                  -------------       ------          ------     -----------  -----------
    Gross profit................................       44,235          1,954           1,406                      47,595

Selling, general and administrative expenses....       33,409          1,032           1,379           (529)(d)     35,753
                                                                                                        462(e)
Amortization expense............................           91              6                            157(f)        254
                                                  -------------       ------          ------     -----------  -----------
    Operating income............................       10,735            916              27            (90)      11,588

Other (income) expense:
  Interest expense..............................        2,250                             10           (471)(h)      1,789
  Interest income...............................                         (19)             (7)            26(h)
  Other.........................................          622            (81)            (23)                        518
                                                  -------------       ------          ------     -----------  -----------
Income before provision for income taxes........        7,863          1,016              47            355        9,281
Provision for income taxes......................        1,708                                         2,098(i)      3,806
                                                  -------------       ------          ------     -----------  -----------
    Net income..................................    $   6,155      $   1,016       $      47      $  (1,743)   $   5,475
                                                  -------------       ------          ------     -----------  -----------
                                                  -------------       ------          ------     -----------  -----------
Weighted average shares outstanding.............                                                                  95,963(j)
Net income per share............................                                                               $    0.06
                                                                                                              -----------
                                                                                                              -----------

       See accompanying notes to pro forma combined financial statements.

                           WORKFLOW MANAGEMENT, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                  WORKFLOW       ASTRID
                                                                  GRAPHICS,      OFFSET           FMI          PRO FORMA
                                                                    INC.        CORPORATE    GRAPHICS, INC    ADJUSTMENTS
                                                                -------------  -----------  ---------------  -------------
Revenues......................................................    $ 334,220     $   9,963      $   8,976       $  (3,985)(c)
Cost of revenues..............................................      243,179         5,934          6,186          (3,985)(c)
                                                                -------------  -----------        ------     -------------
    Gross profit..............................................       91,041         4,029          2,790

Selling, general and administrative expenses..................       70,745         2,023          2,779          (1,057)(d)
                                                                                                                     490(e)
Amortization expense..........................................          204            12                            312(f)
Non-recurring acquisition costs...............................        5,006                                       (5,006)(g)
                                                                -------------  -----------        ------     -------------
    Operating income..........................................       15,086         1,994             11           5,261

Other (income) expense:
  Interest expense............................................        4,827                           10          (1,259)(h)
  Interest income.............................................          (25)          (36)           (15)             76(h)
  Other.......................................................          632          (209)           (15)
                                                                -------------  -----------        ------     -------------
Income before provision for income taxes and extraordinary
  items.......................................................        9,652         2,239             31           6,444
Provision for income taxes....................................        3,591                                        3,941(i)
                                                                -------------  -----------        ------     -------------
Income before extraordinary items.............................    $   6,061     $   2,239      $      31       $   2,503
                                                                -------------  -----------        ------     -------------
                                                                -------------  -----------        ------     -------------
Weighted average shares outstanding...........................
Income before extraordinary items per share...................


                                                                 PRO FORMA
                                                                 COMBINED
                                                                -----------
Revenues......................................................   $ 349,174
Cost of revenues..............................................     251,314
                                                                -----------
    Gross profit..............................................      97,860
Selling, general and administrative expenses..................      74,980

Amortization expense..........................................         528
Non-recurring acquisition costs...............................
                                                                -----------
    Operating income..........................................      22,352
Other (income) expense:
  Interest expense............................................       3,578
  Interest income.............................................
  Other.......................................................         408
                                                                -----------
Income before provision for income taxes and extraordinary
  items.......................................................      18,366
Provision for income taxes....................................       7,532
                                                                -----------
Income before extraordinary items.............................   $  10,834
                                                                -----------
                                                                -----------
Weighted average shares outstanding...........................      95,963(j)
Income before extraordinary items per share...................   $    0.11
                                                                -----------
                                                                -----------

       See accompanying notes to pro forma combined financial statements.

                           WORKFLOW MANAGEMENT, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a) Adjustment to reflect purchase price adjustments associated with the acquisition of Astrid Offset Corporation ("Astrid"). The acquisition of Astrid will be initially funded by U.S. Office Products, accordingly, an adjustment has been made to increase the long-term payable to U.S. Office Products by $13,200. The portion of the consideration assigned to goodwill ($11,082) in this transaction, which was accounted for under the purchase method, represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

    (b) Represents payment of debt of $797 and forgiveness of $23,729 of debt due to U.S. Office Products as U.S. Office Products agreed to allocate only $44,722 of the total debt payable to U.S. Office Products by the Company at the date of the Distribution. The $23,729 of debt forgiven has been reflected as a contribution of capital to the Company by U.S. Office Products.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Adjustment to reflect the elimination of revenues and cost of revenues on transactions between Astrid Offset and the Company.

    (d) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (e) Adjustment to reflect additional corporate overhead during the period prior to the formation of the Print Management division by U.S. Office Products as if the division had been formed on May 1, 1996.

    (f) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over an estimated life of 40 years.

    (g) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $5,006 for the fiscal year ended April 26, 1997.

    (h) Adjustment to reflect the reduction in interest expense and interest income resulting from the forgiveness of $23,729 of debt by U.S. Office Products.

    (i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 41%. The difference between the effective tax rate of 41% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (j) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of Company Common Stock for each share of U.S. Office Products Common Stock. The

                           WORKFLOW MANAGEMENT, INC.

                                  (UNAUDITED)
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS (CONTINUED) actual distribution ratio will be determined prior to consummation of the Distribution, and is expected to be less than one share of Company Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  of Workflow Management, Inc.

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Workflow Management, Inc. (the "Company") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the fiscal year ended December 31, 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Hano Document Printers, Inc. ("Hano"), United Envelope Co., Inc. and its affiliate, Rex Envelope Co. Inc. ("United") and Huxley Envelope Corporation ("Huxley"), wholly-owned subsidiaries, which statements reflect total revenues for the year ended December 31, 1995 of $31,299,000, $81,917,000 and
$18,868,000, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Hano, United and Huxley, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 10, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Workflow Management, Inc.:

    We have audited the accompanying consolidated statements of income, stockholder's equity and cash flows of Workflow Management, Inc. and subsidiaries (the "Company") for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc. ("United"), and Huxley Envelope Corporation ("Huxley"), wholly owned subsidiaries, which statements reflect total revenues constituting 46.3 percent of the consolidated totals for the year ended December 31, 1994. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for United and Huxley, is based solely on the reports of the other auditors.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audit and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Workflow Management, Inc. and subsidiaries for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Norfolk, Virginia
February 17, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
  of Hano Document Printers, Inc.

    We have audited the balance sheet of Hano Document Printers, Inc. as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, which are not included herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hano Document Printers, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP

Norfolk, Virginia
August 28, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  United Envelope Co., Inc.

    We have audited the combined balance sheets of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc., as at December 31, 1995 and 1994, and the related combined statements of income and retained earnings and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As referred to in Note A on "Principles of Combination," the companies, whose financial statements are combined, are related through common ownership and control. In addition, each has pledged certain assets and guaranteed long-term indebtedness of the other as described in the notes to financial statements. In view of their close operating and financial relationship, the preparation of combined financial statements was considered appropriate. The combined statements, however, do not refer to a legal entity and neither of the companies guarantees trade obligations of the other.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of United Envelope Co., Inc. and its affiliates as at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

HERTZ, HERSON & COMPANY, LLP

New York, New York
March 6, 1996

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Huxley Envelope Corporation
  Industrial Park Blvd.
  Mt. Pocono Industrial Park
  Mt. Pocono, PA 18344

    We have audited the accompanying balance sheets of Huxley Envelope Corporation as at December 31, 1995 and 1994, and the related statements of income and retained earnings (accumulated deficit) and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huxley Envelope Corporation as at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

HERTZ, HERSON & COMPANY LLP

New York, New York
March 4, 1996

                           WORKFLOW MANAGEMENT, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                              APRIL 30,   APRIL 26,   OCTOBER 25,
                                                                                 1996        1997        1997
                                                                              ----------  ----------  -----------
                                                                                                      (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents.................................................  $    1,324  $    2,168   $     385
  Accounts receivable, less allowance for doubtful accounts of $1,993,
    $1,831 and $2,808, respectively.........................................      50,942      50,917      55,334
  Inventories...............................................................      23,815      26,990      28,216
  Prepaid expenses and other current assets.................................       3,314       3,402       2,454
                                                                              ----------  ----------  -----------
      Total current assets..................................................      79,395      83,477      86,389

Property and equipment, net.................................................      31,647      33,119      32,668
Intangible assets, net......................................................         879         913       2,259
Other assets................................................................       6,028       7,599       8,387
                                                                              ----------  ----------  -----------
      Total assets..........................................................  $  117,949  $  125,108   $ 129,703
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Short-term debt...........................................................  $   23,515  $    3,681   $   4,259
  Short-term payable to U.S. Office Products................................                  23,622      22,239
  Accounts payable..........................................................      22,163      27,031      25,346
  Accrued compensation......................................................       4,752       4,173       3,742
  Other accrued liabilities.................................................       5,587       7,961       8,126
                                                                              ----------  ----------  -----------
      Total current liabilities.............................................      56,017      66,468      63,712

Long-term debt..............................................................      28,108       6,034       5,660
Long-term payable to U.S. Office Products...................................                  20,891      21,955
Deferred income taxes.......................................................       4,704       4,045       3,638
Other long-term liabilities.................................................                     121          19
                                                                              ----------  ----------  -----------
      Total liabilities.....................................................      88,829      97,559      94,984
                                                                              ----------  ----------  -----------

Commitments and contingencies

Stockholder's equity:
  Divisional equity.........................................................      11,790      11,313      13,425
  Cumulative translation adjustment.........................................         352          97          42
  Retained earnings.........................................................      16,978      16,139      21,252
                                                                              ----------  ----------  -----------
      Total stockholder's equity............................................      29,120      27,549      34,719
                                                                              ----------  ----------  -----------
      Total liabilities and stockholder's equity............................  $  117,949  $  125,108   $ 129,703
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

          See accompanying notes to consolidated financial statements.

                           WORKFLOW MANAGEMENT, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                    FOR THE
                                               FOR THE            FOR THE FOUR      FISCAL            FOR THE SIX
                                              YEAR ENDED          MONTHS ENDED    YEAR ENDED          MONTHS ENDED
                                      --------------------------  -------------  -------------  ------------------------
                                      DECEMBER 31,  DECEMBER 31,    APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                          1994          1995          1996           1997          1996         1997
                                      ------------  ------------  -------------  -------------  -----------  -----------
                                                                                                      (UNAUDITED)
Revenues............................   $  154,193    $  309,426    $   114,099    $   334,220    $ 161,798    $ 173,347
Cost of revenues....................      114,885       234,959         82,998        243,179      117,563      127,547
                                      ------------  ------------  -------------  -------------  -----------  -----------
      Gross profit..................       39,308        74,467         31,101         91,041       44,235       45,800

Selling, general and administrative
  expenses..........................       32,020        62,012         22,485         70,949       33,500       35,983
Non-recurring acquisition costs.....                                                    5,006
                                      ------------  ------------  -------------  -------------  -----------  -----------
      Operating income..............        7,288        12,455          8,616         15,086       10,735        9,817

Other (income) expense:
  Interest expense..................        2,048         5,370          1,676          4,827        2,250        1,390
  Interest income...................                                       (18)           (25)
  Other.............................          186            62           (151)           632          622         (166)
                                      ------------  ------------  -------------  -------------  -----------  -----------
Income before provision for (benefit
  from) income taxes and
  extraordinary items...............        5,054         7,023          7,109          9,652        7,863        8,593
Provision for (benefit from) income
  taxes.............................          379           (33)         1,351          3,591        1,708        3,480
                                      ------------  ------------  -------------  -------------  -----------  -----------
Income before extraordinary items...        4,675         7,056          5,758          6,061        6,155        5,113
Extraordinary items--losses on early
  terminations of credit facilities,
  net of income taxes...............                        700                           798
                                      ------------  ------------  -------------  -------------  -----------  -----------
Net income..........................   $    4,675    $    6,356    $     5,758    $     5,263    $   6,155    $   5,113
                                      ------------  ------------  -------------  -------------  -----------  -----------
                                      ------------  ------------  -------------  -------------  -----------  -----------
Unaudited pro forma net income
  before extraordinary items (see
  Note 8)...........................   $    2,906    $    5,111    $     4,151    $     3,687    $   4,311    $   5,113
                                      ------------  ------------  -------------  -------------  -----------  -----------
                                      ------------  ------------  -------------  -------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                           WORKFLOW MANAGEMENT, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                               CUMULATIVE                     TOTAL
                                                                 DIVISIONAL    TRANSLATION    RETAINED    STOCKHOLDER'S
                                                                   EQUITY      ADJUSTMENT     EARNINGS       EQUITY
                                                                 -----------  -------------  -----------  -------------
Balance at December 31, 1993...................................   $   4,239     $             $   7,436     $  11,675
  Cash dividends at Pooled Companies...........................                                  (3,461)       (3,461)
  Net income...................................................                                   4,675         4,675
                                                                 -----------        -----    -----------  -------------

Balance at December 31, 1994...................................       4,239                       8,650        12,889
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock in conjunction with
      acquisition..............................................       7,451                                     7,451
    Capital contributions......................................         100                                       100
    Cash dividends.............................................                                  (2,465)       (2,465)
  Cumulative translation adjustment............................                       388                         388
  Net income...................................................                                   6,356         6,356
                                                                 -----------        -----    -----------  -------------

Balance at December 31, 1995...................................      11,790           388        12,541        24,719
  Cash dividends at Pooled Companies...........................                                  (1,321)       (1,321)
  Cumulative translation adjustment............................                       (36)                        (36)
  Net income...................................................                                   5,758         5,758
                                                                 -----------        -----    -----------  -------------

Balance at April 30, 1996......................................      11,790           352        16,978        29,120
  Transactions of Pooled Companies:
    Retirement of common stock.................................        (477)                                     (477)
    Cash dividends.............................................                                  (6,102)       (6,102)
  Cumulative translation adjustment............................                      (255)                       (255)
  Net income...................................................                                   5,263         5,263
                                                                 -----------        -----    -----------  -------------

Balance at April 26, 1997......................................      11,313            97        16,139        27,549

Unaudited data:
  Issuance of U.S. Office Products Company common stock in
    conjunction with acquisition...............................       2,112                                     2,112
  Cumulative translation adjustment............................                       (55)                        (55)
  Net income...................................................                                   5,113         5,113
                                                                 -----------        -----    -----------  -------------

Balance at October 25, 1997 (unaudited)........................   $  13,425     $      42     $  21,252     $  34,719
                                                                 -----------        -----    -----------  -------------
                                                                 -----------        -----    -----------  -------------

          See accompanying notes to consolidated financial statements.

                           WORKFLOW MANAGEMENT, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                      FOR THE     FOR THE SIX
                                                                                    FOR THE FOUR      FISCAL        MONTHS
                                                           FOR THE YEAR ENDED       MONTHS ENDED    YEAR ENDED       ENDED
                                                       ---------------------------  -------------  -------------  -----------
                                                       DECEMBER 31,   DECEMBER 31,    APRIL 30,      APRIL 26,    OCTOBER 26,
                                                           1994           1995          1996           1997          1996
                                                       -------------  ------------  -------------  -------------  -----------
                                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income.........................................    $   4,675     $    6,356     $   5,758     $     5,263    $   6,155
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization expense............        1,921          5,890         3,583           8,147        3,972
    Non-recurring acquisition costs..................                                                     5,006
    Deferred income taxes............................                                                      (660)
    Extraordinary loss...............................                         700                           798
    Other............................................           92            122
    Changes in current assets and liabilities (net of
      assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable............................       (4,607)        (7,039)        3,098              25          649
      Inventory......................................          370          1,884           302          (3,175)        (458)
      Prepaid expenses and other current assets......         (720)          (284)         (354)            258        1,401
      Accounts payable...............................        4,140          1,541          (339)          4,643        1,729
      Accrued liabilities............................          202          1,942          (930)          1,061           50
                                                       -------------  ------------  -------------  -------------  -----------
        Net cash provided by operating activities....        6,073         11,112        11,118          21,366       13,498
                                                       -------------  ------------  -------------  -------------  -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash received....                     (37,859)
  Payments of non-recurring acquisition costs........                                                    (4,100)
  Additions to property and equipment, net of
    disposals........................................       (1,716)        (5,675)       (4,423)         (8,938)      (5,485)
  Cash received on the sale of property and
    equipment........................................        2,033
  Other..............................................         (440)         1,147                        (2,739)         541
                                                       -------------  ------------  -------------  -------------  -----------
        Net cash used in investing activities........         (123)       (42,387)       (4,423)        (15,777)      (4,944)
                                                       -------------  ------------  -------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...........        1,269         65,218            82           1,178          372
  Payments of long-term debt.........................       (4,194)        (4,710)                      (23,135)      (3,336)
  Proceeds from (payments of) short-term debt, net...         (134)       (24,684)       (5,844)        (20,343)      (3,378)
  Payment to terminate credit facility...............                        (579)                         (311)
  Payments of dividends at Pooled Companies..........       (2,266)        (3,909)       (1,321)         (6,141)      (2,847)
  Retirement of common stock.........................                                                      (477)
  Capital contributed by stockholders of Pooled
    Company..........................................                         100
  Advances from (to) U.S. Office Products............                                                    44,513
                                                       -------------  ------------  -------------  -------------  -----------
        Net cash provided by (used in) financing
          activities.................................       (5,325)        31,436        (7,083)         (4,716)      (9,189)
                                                       -------------  ------------  -------------  -------------  -----------
Effect of exchange rates on cash and cash
  equivalents........................................                         388                           (29)          (4)
                                                       -------------  ------------  -------------  -------------  -----------
Net increase (decrease) in cash and cash
  equivalents........................................          625            549          (388)            844         (639)
Cash and cash equivalents at beginning of period.....          538          1,163         1,712           1,324        1,324
                                                       -------------  ------------  -------------  -------------  -----------
Cash and cash equivalents at end of period...........    $   1,163     $    1,712     $   1,324     $     2,168    $     685
                                                       -------------  ------------  -------------  -------------  -----------
                                                       -------------  ------------  -------------  -------------  -----------
Supplemental disclosures of cash flow information:
  Interest paid......................................    $   2,349     $    2,703     $     794     $     2,063    $     558
  Income taxes paid..................................    $     437     $      560     $     674     $     3,390    $   1,078


                                                       OCTOBER 25,
                                                          1997
                                                       -----------

Cash flows from operating activities:
  Net income.........................................   $   5,113
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization expense............       3,145
    Non-recurring acquisition costs..................
    Deferred income taxes............................
    Extraordinary loss...............................
    Other............................................
    Changes in current assets and liabilities (net of
      assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable............................      (3,274)
      Inventory......................................      (1,147)
      Prepaid expenses and other current assets......         197
      Accounts payable...............................      (1,682)
      Accrued liabilities............................        (775)
                                                       -----------
        Net cash provided by operating activities....       1,577
                                                       -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash received....         114
  Payments of non-recurring acquisition costs........        (906)
  Additions to property and equipment, net of
    disposals........................................      (2,456)
  Cash received on the sale of property and
    equipment........................................
  Other..............................................
                                                       -----------
        Net cash used in investing activities........      (3,248)
                                                       -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...........       1,709
  Payments of long-term debt.........................      (1,802)
  Proceeds from (payments of) short-term debt, net...         570
  Payment to terminate credit facility...............
  Payments of dividends at Pooled Companies..........
  Retirement of common stock.........................
  Capital contributed by stockholders of Pooled
    Company..........................................
  Advances from (to) U.S. Office Products............        (600)
                                                       -----------
        Net cash provided by (used in) financing
          activities.................................        (123)
                                                       -----------
Effect of exchange rates on cash and cash
  equivalents........................................          11
                                                       -----------
Net increase (decrease) in cash and cash
  equivalents........................................      (1,783)
Cash and cash equivalents at beginning of period.....       2,168
                                                       -----------
Cash and cash equivalents at end of period...........   $     385
                                                       -----------
                                                       -----------
Supplemental disclosures of cash flow information:
  Interest paid......................................   $     364
  Income taxes paid..................................   $   2,063

                           WORKFLOW MANAGEMENT, INC.

                                 (IN THOUSANDS)

    The Company issued common stock and cash in connection with certain business combinations accounted for under the purchase method in the year ended December 31, 1995 and for the six months ended October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                       FOR THE     FOR THE SIX
                                                                                     FOR THE FOUR      FISCAL        MONTHS
                                                            FOR THE YEAR ENDED       MONTHS ENDED    YEAR ENDED       ENDED
                                                       ----------------------------  -------------  -------------  -----------
                                                       DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,
                                                           1994           1995           1996           1997          1996
                                                       -------------  -------------  -------------  -------------  -----------
                                                                                                                   (UNAUDITED)
Accounts receivable..................................    $              $  19,106      $              $             $
Inventories..........................................                      17,436
Prepaid expenses and other current assets............                         578
Property and equipment...............................                      21,466
Intangible assets....................................
Other assets.........................................                       4,499
Accounts payable.....................................                      (9,651)
Accrued liabilities..................................                      (3,700)
Long-term debt.......................................
Other long-term liabilities and minority interest....                      (4,424)
                                                       -------------  -------------  -------------  -------------  -----------
      Net assets acquired............................    $              $  45,310      $              $             $
                                                       -------------  -------------  -------------  -------------  -----------
                                                       -------------  -------------  -------------  -------------  -----------
The acquisitions were funded as follows:
Common stock.........................................    $              $   7,451      $              $             $
Cash paid, net of cash received......................                      37,859
                                                       -------------  -------------  -------------  -------------  -----------
    Total............................................    $              $  45,310      $              $             $
                                                       -------------  -------------  -------------  -------------  -----------
                                                       -------------  -------------  -------------  -------------  -----------


                                                       OCTOBER 25,
                                                          1997
                                                       -----------

Accounts receivable..................................   $   1,109
Inventories..........................................          41
Prepaid expenses and other current assets............          26
Property and equipment...............................          84
Intangible assets....................................       1,445
Other assets.........................................
Accounts payable.....................................        (332)
Accrued liabilities..................................        (365)
Long-term debt.......................................         (10)
Other long-term liabilities and minority interest....
                                                       -----------
      Net assets acquired............................   $   1,998
                                                       -----------
                                                       -----------
The acquisitions were funded as follows:
Common stock.........................................   $   2,112
Cash paid, net of cash received......................        (114)
                                                       -----------
    Total............................................   $   1,998
                                                       -----------
                                                       -----------

          See accompanying notes to consolidated financial statements.

                           WORKFLOW MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    Workflow Management, Inc. (the "Company") is a Delaware corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Print Management Division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with U.S. Office Products' Print Management Division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Print Management Division was created by U.S. Office Products in January 1997 and completed seven business combinations accounted for under the pooling-of-interests method during the period from January 1997 to April 1997 (the "Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 7 for further discussion of interest expense.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. A four month fiscal transition period from January 1, 1996 through April 30, 1996 has been presented for the Company to conform its fiscal year-end.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method, and non-compete agreements. Substantially all goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) operations to net book value. Intangible assets associated with non-compete agreements are being amortized over their respective terms.

TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of the Company's Canadian subsidiary company which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings of this subsidiary.

REVENUE RECOGNITION

    Revenue is recognized upon the delivery of products or upon the completion of services provided to customers as no additional obligations to the customers exist. Returns of the Company's product are considered immaterial.

COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included in cost of revenues.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal, and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles require

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS No. 128 in the fiscal year ended April 25, 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recgonized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997, the Company issued U.S. Office Products common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Prior to being acquired by U.S. Office Products, the Pooled Companies all reported on years ending on December 31. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                              WORKFLOW
                                                                              GRAPHICS,      POOLED
                                                                                INC.        COMPANIES    COMBINED
                                                                            -------------  -----------  ----------
For the year ended December 31, 1994
  Revenues................................................................   $              $ 154,193   $  154,193
  Net income..............................................................   $              $   4,675   $    4,675
For the year ended December 31, 1995
  Revenues................................................................   $              $ 309,426   $  309,426
  Net income..............................................................   $              $   6,356   $    6,356
For the four months ended April 30, 1996
  Revenues................................................................   $              $ 114,099   $  114,099
  Net income..............................................................   $              $   5,758   $    5,758
For the year ended April 26, 1997
  Revenues................................................................   $    29,373    $ 304,847   $  334,220
  Net income (loss).......................................................   $      (228)   $   5,491   $    5,263
For the six months ended October 26, 1996 (unaudited):
  Revenues................................................................   $              $ 161,798   $  161,798
  Net income..............................................................   $              $   6,155   $    6,155
For the six months ended October 25, 1997 (unaudited):
  Revenues................................................................   $   173,347    $           $  173,347
  Net income..............................................................   $     5,113    $           $    5,113

PURCHASE METHOD

    In 1995, one of the Pooled Companies made an acquisition accounted for under the purchase method for an aggregate purchase price of $45,310, consisting of $37,859 of cash and common stock with a market value of $7,451. The results of this acquisition have been included in the Company's results from its date of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1995 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the purchase acquisition completed in 1995 as if it had been made at the beginning of 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1995
                                                                             -----------------
Revenues...................................................................     $   319,527
Income before extraordinary items..........................................           5,303
Net income.................................................................           4,603

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of 1995 or the results which may occur in the future.

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                        APRIL 30,   APRIL 26,
                                                                           1996        1997
                                                                        ----------  ----------
Land..................................................................  $    1,589  $    1,022
Buildings.............................................................       3,144       4,705
Furniture and fixtures................................................      34,207      42,394
Warehouse equipment...................................................       3,624       1,013
Equipment under capital leases........................................         589         916
Leasehold improvements................................................       2,167       2,933
                                                                        ----------  ----------
                                                                            45,320      52,983
Less: Accumulated depreciation........................................     (13,673)    (19,864)
                                                                        ----------  ----------
Net property and equipment............................................  $   31,647  $   33,119
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, and the fiscal year ended April 26, 1997 was $1,904, $4,720, $3,174 and $7,466, respectively.

NOTE 6--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                               APRIL 30,    APRIL 26,   OCTOBER 25,
                                                                 1996         1997         1997
                                                              -----------  -----------  -----------
                                                                                        (UNAUDITED)
Goodwill....................................................   $     496    $     496    $   1,930
Non-compete agreements......................................         287          322          322
Other.......................................................         192          507          506
                                                                   -----   -----------  -----------
                                                                     975        1,325        2,758
Less: Accumulated amortization..............................         (96)        (412)        (499)
                                                                   -----   -----------  -----------
      Net intangible assets.................................   $     879    $     913    $   2,259
                                                                   -----   -----------  -----------
                                                                   -----   -----------  -----------

    Amortization expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, fiscal year ended April 26, 1997 and the six months ended October 25, 1997 was $17, $74, $44, $204 and $99, respectively.

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                          APRIL 30,  APRIL 26,
                                                                            1996       1997
                                                                          ---------  ---------
Credit facilities with banks, average interest rate of 8.4% at
  April 30, 1996........................................................  $  19,201  $
Current maturities of long-term debt....................................      4,314      3,681
                                                                          ---------  ---------
      Total short-term debt.............................................  $  23,515  $   3,681
                                                                          ---------  ---------
                                                                          ---------  ---------

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                          APRIL 30,  APRIL 26,
                                                                            1996       1997
                                                                          ---------  ---------
Notes payable, secured by certain assets of the Company, interest rates
  ranging from 7.5% to 13.4%............................................  $  32,037  $   9,283
Capital lease obligations...............................................        385        432
                                                                          ---------  ---------
                                                                             32,422      9,715
Less: Current maturities of long-term debt..............................     (4,314)    (3,681)
                                                                          ---------  ---------
      Total long-term debt..............................................  $  28,108  $   6,034
                                                                          ---------  ---------
                                                                          ---------  ---------

MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998...............................................................  $   3,681
1999...............................................................      5,953
2000...............................................................         36
2001...............................................................         26
2002...............................................................         19
Thereafter.........................................................
                                                                     ---------
      Total maturities of long-term debt...........................  $   9,715
                                                                     ---------
                                                                     ---------

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 7--CREDIT FACILITIES (CONTINUED)
PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996..........................................  $
Payments of long-term debt of Pooled Companies upon acquisition....     17,852
Payments of acquisition costs......................................      2,636
Allocated corporate expenses.......................................        320
Normal operating costs paid by U.S. Office Products................         83
                                                                     ---------
Balance at April 26, 1997..........................................  $  20,891
                                                                     ---------
                                                                     ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $1,775.

    U.S. Office Products has charged the Company interest on the short-term payable to U.S. Office Products at the prime rate in effect at the time. The short-term payable to U.S. Office Products was incurred by the Company primarily as a result of U.S. Office Products repaying short-term debt outstanding at the businesses acquired by U.S. Office Products at or soon after the respective dates of acquisition and through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis. U.S. Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest expense from U.S. Office Products totaling $266 during the year ended April 26, 1997. If the Company had been charged interest on all debt allocated by U.S. Office Products during fiscal 1997, interest expense would have totaled $393.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $44.7 million of debt by U.S. Office Products resulting in the forgiveness of $23.7 million of debt at October 25, 1997, which would be reflected in the financial statements as a contribution of capital by U.S. Office Products. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--INCOME TAXES

    Domestic and foreign income before provision for income taxes and extraordinary items consist of the following:

                                                                                                          FOR THE
                                                             FOR THE YEAR ENDED        FOR THE FOUR       FISCAL
                                                        ----------------------------   MONTHS ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,      APRIL 30,       APRIL 26,
                                                            1994           1995            1996            1997
                                                        -------------  -------------  ---------------  -------------
Domestic..............................................    $   5,054      $   5,582       $   4,599       $   3,740
Foreign...............................................                       1,441           2,510           5,912
                                                             ------         ------          ------          ------
    Total.............................................    $   5,054      $   7,023       $   7,109       $   9,652
                                                             ------         ------          ------          ------
                                                             ------         ------          ------          ------

    The provision for income taxes consists of:

                                                                                                              FOR THE
                                                               FOR THE YEAR ENDED          FOR THE FOUR       FISCAL
                                                        --------------------------------   MONTHS ENDED     YEAR ENDED
                                                         DECEMBER 31,     DECEMBER 31,       APRIL 30,       APRIL 26,
                                                             1994             1995             1996            1997
                                                        ---------------  ---------------  ---------------  -------------
Income taxes currently payable:
  Federal.............................................     $                $                $               $      97
  State...............................................           379              376              460             628
  Foreign.............................................                           (409)             891           3,526
                                                               -----              ---           ------          ------
                                                                 379              (33)           1,351           4,251
                                                               -----              ---           ------          ------
Deferred income tax expense (benefit).................                                                            (660)
                                                               -----              ---           ------          ------
    Total provision for income taxes..................     $     379        $     (33)       $   1,351       $   3,591
                                                               -----              ---           ------          ------
                                                               -----              ---           ------          ------

    Deferred taxes are comprised of the following:

                                                                                               APRIL 30,  APRIL 26,
                                                                                                 1996       1997
                                                                                               ---------  ---------
Current deferred tax assets:
  Inventory..................................................................................  $          $     145
  Allowance for doubtful accounts............................................................                   497
  Accrued liabilities........................................................................                   168
                                                                                               ---------  ---------
    Total current deferred tax assets........................................................                   810
                                                                                               ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.....................................................................                (1,238)
  Intangible assets..........................................................................                    36
  Other......................................................................................     (4,704)    (3,653)
                                                                                               ---------  ---------
    Total long-term deferred tax liabilities.................................................     (4,704)    (4,855)
                                                                                               ---------  ---------
    Net deferred tax liability...............................................................  $  (4,704) $  (4,045)
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                               FOR THE YEAR ENDED          FOR THE FOUR    FOR THE FISCAL
                                                        --------------------------------   MONTHS ENDED      YEAR ENDED
                                                         DECEMBER 31,     DECEMBER 31,       APRIL 30,        APRIL 26,
                                                             1994             1995             1996             1997
                                                        ---------------  ---------------  ---------------  ---------------
U.S. federal statutory rate...........................          35.0%            35.0%            35.0%            35.0%
State income taxes, net of federal income tax
  benefit.............................................           7.5              5.4              6.5              6.8
Subchapter S corporation income not subject to
  corporate level taxation............................         (35.0)           (27.7)           (22.6)           (24.6)
Foreign earnings not subject to U.S. taxes............                           (7.3)           (12.4)           (21.4)
Nondeductible acquisition costs.......................                                                             11.8
Foreign taxes.........................................                                            12.5             25.6
Other.................................................                           (5.9)                              4.0
                                                               -----            -----            -----            -----
Effective income tax rate.............................           7.5%             (0.5)%          19.0%             37.2%
                                                                -----            -----           -----             -----
                                                                -----            -----           -----             -----

    Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                                                          FOR THE
                                                             FOR THE YEAR ENDED        FOR THE FOUR       FISCAL
                                                        ----------------------------   MONTHS ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,      APRIL 30,       APRIL 26,
                                                            1994           1995            1996            1997
                                                        -------------  -------------  ---------------  -------------
Income before extraordinary items per consolidated
  statement of income.................................    $   4,675      $   7,056       $   5,758       $   6,061
Pro forma income tax provision adjustment.............        1,769          1,945           1,607           2,374
                                                             ------         ------          ------          ------
Pro forma income before extraordinary items...........    $   2,906      $   5,111       $   4,151       $   3,687
                                                             ------         ------          ------          ------
                                                             ------         ------          ------          ------

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--LEASE COMMITMENTS

    The Company leases various types of warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                                                 CAPITAL     OPERATING
                                                                                                 LEASES       LEASES
                                                                                               -----------  -----------
1998.........................................................................................   $     216    $   3,915
1999.........................................................................................         150        3,751
2000.........................................................................................          67        3,093
2001.........................................................................................          29        2,612
2002.........................................................................................          22        2,334
Thereafter...................................................................................                    3,467
                                                                                                    -----   -----------
Total minimum lease payments.................................................................         484    $  19,172
                                                                                                            -----------
                                                                                                            -----------
Less: Amounts representing interest..........................................................         (52)
                                                                                                    -----
Present value of net minimum lease payments..................................................   $     432
                                                                                                    -----
                                                                                                    -----

    Rent expense for all operating leases for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, and the fiscal year ended April 26, 1997 was $2,112, $6,137, $1,844, and $4,928, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility are expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the Distribution, the Company, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement, and the Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement, and

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED) may enter into other agreements, including agreements relating to referral of customers to one another. These agreements are expected to provide, among other things, for U.S. Office Products and the Company to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Workflow Distribution. Certain of the obligations of the Company and the other Spin-Off Companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other Spin-Off Companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other Spin-Off Companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the Company's business, between U.S. Office Products and each Spin-Off Company.

NOTE 11--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For 1994, 1995, the four months ended April 30, 1996 and fiscal 1997, the subsidiaries incurred expenses totaling $444, $602, $179 and $481, respectively, related to these plans.

NOTE 12--STOCKHOLDER'S EQUITY

EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. U.S. Office Products, as the sole stockholder of the Company prior to distribution, has approved a new stock option plan for the Company. Upon Distribution, the Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 402,290 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under the Ledecky Services Agreement, the Board of Directors of U.S. Office Products has agreed that Mr. Ledecky will receive a stock option for Company Common Stock from the Company as of the date of the Distribution. The Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company Common Stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of Common Stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's Common Stock is first publicly traded.

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 13--SEGMENT REPORTING

GEOGRAPHIC SEGMENTS

    The following table sets forth information as to the Company's operations in its different geographic segments:

                                                                                 UNITED
                                                                                 STATES      CANADA      TOTAL
                                                                               ----------  ----------  ----------
For the year ended December 31, 1994:
  Revenues...................................................................  $  154,193  $           $  154,193
  Operating income...........................................................       7,288                   7,288
  Identifiable assets at year-end............................................      51,357                  51,357

For the year ended December 31, 1995:
  Revenues...................................................................  $  196,922  $  112,504  $  309,426
  Operating income...........................................................       7,859       4,596      12,455
  Identifiable assets at year-end............................................      64,301      56,329     120,630

For the four months ended April 30, 1996:
  Revenues...................................................................  $   73,047  $   41,052  $  114,099
  Operating income...........................................................       3,435       5,181       8,616
  Identifiable assets at period end..........................................      66,255      51,694     117,949

For the fiscal year ended April 26, 1997:
  Revenues...................................................................  $  212,749  $  121,471  $  334,220
  Operating income...........................................................       7,010       8,076      15,086
  Identifiable assets at year-end............................................      72,854      52,254     125,108

                           WORKFLOW MANAGEMENT, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997.

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  65,497  $  80,595  $  79,815  $  83,519  $  309,426
Gross profit..............................................     15,770     19,361     19,229     20,107      74,467
Operating income..........................................      2,681      3,296      3,306      3,172      12,455
Net income................................................      1,789      1,529      1,744      1,294       6,356
Pro forma income before extraordinary item (see Note 8)...      1,439      1,229      1,402      1,041       5,111

                                                                       FISCAL YEAR ENDED APRIL 26, 1997
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  79,798  $  82,000  $  82,966  $  89,456  $  334,220
Gross profit..............................................     21,717     22,518     22,647     24,159      91,041
Operating income..........................................      4,650      6,085      4,015        336      15,086
Net income (loss).........................................      2,974      3,181      1,847     (2,739)      5,263
Pro forma income (loss) before extraordinary item
  (see Note 8)............................................      2,083      2,228      1,294     (1,918)      3,687

NOTE 15--SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed one business combination accounted for under the purchase method in exchange for U.S. Office Products common stock with a market value on the date of acquisition of approximately $2,112. The results of operations for the six months ended October 25, 1997 include the results of the acquired company from its date of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the Distribution and acquisition described above and one probable purchase acquisition had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                                    FISCAL YEAR
                                                                                                       ENDED
                                                                                                   APRIL 26, 1997
                                                                                                  ----------------
Revenues........................................................................................     $  349,174
Income before extraordinary items...............................................................         10,834

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                             SCHOOL SPECIALTY, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to the spin-off of School Specialty, Inc., a Delaware corporation (the "Company"), formerly the Educational Supplies and Products Division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products shareholders (the "Distribution) and acquisitions completed through March 5, 1998.

    The pro forma combined balance sheet gives effect to the Distribution and the acquisition of American Academic Suppliers Holding Corporation and Subsidiary ("American Academic") by the Company after October 25, 1997, as if both transactions had occurred as of the Company's most recent balance sheet date, October 25, 1997.

    The pro forma combined statement of income for the fiscal year ended April 26, 1997 gives effect to (i) the Distribution; (ii) the acquisitions of six individually insignificant companies in business combinations accounted for under the purchase method completed during the fiscal year ended April 26, 1997 (the "Fiscal 1997 Purchase Acquisitions"); and (iii) the acquisitions of Childcraft Education Corp., Sax Arts & Crafts, Inc. ("Sax Arts & Crafts"), American Academic and four other individually insignificant companies in business combinations accounted for under the purchase method completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the year ended April 26, 1997 includes (i) the audited financial information of the Company for the year ended April 26, 1997; (ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period from May 1, 1996 through their respective dates of acquisitions; and
(iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statement of income for the six months ended October 25, 1997 gives effect to the Distribution and the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on April 27, 1997. The pro forma combined statement of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company for the six months ended October 25, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 gives effect to (i) the Distribution; (ii) the Fiscal 1997 Purchase Acquisitions; and (iii) the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the six months ended October 26, 1996 includes (i) the unaudited financial information of the Company for the six months ended October 26, 1996;
(ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period from May 1, 1996 through the earlier of their respective dates of acquisition or October 26, 1996; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through October 26, 1996.

    The historical financial statements of the Company give retroactive effect to the results of School Specialty, Inc., a Wisconsin corporation, and The Re-Print Corporation which were acquired by the Education Division during the fiscal year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate overheads have been allocated to the Company using one of several factors, dependent on the nature of

                             SCHOOL SPECIALTY, INC.

                                  (UNAUDITED)

the costs being allocated, including, revenues, number and size of acquisitions and number of employees. Although the Company expects that it will incur some additional corporate management and other costs in connection with being an independent public company, management does not expect such costs to exceed the allocated corporate overheads reflected in the historical financial statements. Accordingly, neither the elimination of the allocated corporate overheads nor the anticipated costs have been included in the pro forma combined financial information of the Company.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K.

                             SCHOOL SPECIALTY, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               SCHOOL
                                                             SPECIALTY,     AMERICAN     PRO FORMA    PRO FORMA
                                                                INC.        ACADEMIC    ADJUSTMENTS   COMBINED
                                                            -------------  -----------  -----------  -----------
                                                     ASSETS
Current assets:
  Cash and cash equivalents...............................    $             $      10    $     (10)(b)  $
  Accounts receivable, net................................       71,410         9,037                    80,447
  Inventory...............................................       29,118         1,985                    31,103
  Prepaid and other current assets........................        7,842           267                     8,109
                                                            -------------  -----------  -----------  -----------
      Total current assets................................      108,370        11,299          (10)     119,659

Property and equipment, net...............................       19,377         2,830                    22,207
Intangible assets, net....................................       71,525         4,024       18,325(a)     93,874
Other assets..............................................        2,032                                   2,032
                                                            -------------  -----------  -----------  -----------
      Total assets........................................    $ 201,304     $  18,153    $  18,315    $ 237,772
                                                            -------------  -----------  -----------  -----------
                                                            -------------  -----------  -----------  -----------

                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short term debt.........................................    $     273     $   7,543    $  (7,553)(b)  $     263
  Short-term Payable to U.S. Office Products..............       31,356                    (31,356)(b)
  Accounts payable........................................       19,555         2,993                    22,548
  Accrued compensation....................................        4,276                                   4,276
  Other accrued liabilities...............................        8,972         2,142                    11,114
                                                            -------------  -----------  -----------  -----------
      Total current liabilities...........................       64,432        12,678      (38,909)      38,201

Long-term debt............................................          457                     79,280(b)     79,737
Long-term Payable to U.S. Office Products.................      103,306                     23,800(a)
                                                                                          (127,106)(b)
                                                            -------------  -----------  -----------  -----------
      Total liabilities...................................      168,195        12,678      (62,935)     117,938

Stockholder's equity:
  Divisional equity.......................................       23,551                     86,725(b)    110,276
  Retained earnings.......................................        9,558                                   9,558
  Equity in Purchased Company.............................                      5,475       (5,475)(a)
                                                            -------------  -----------  -----------  -----------
      Total stockholder's equity..........................       33,109         5,475       81,250      119,834
                                                            -------------  -----------  -----------  -----------
      Total liabilities and stockholder's equity..........    $ 201,304     $  18,153    $  18,315    $ 237,772
                                                            -------------  -----------  -----------  -----------
                                                            -------------  -----------  -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                      INDIVIDUALLY   INDIVIDUALLY
                                                                      INSIGNIFICANT  INSIGNIFICANT
                                                    SAX               FISCAL 1998    FISCAL 1997                    PRO
                                    SCHOOL        ARTS &   AMERICAN     PURCHASE       PURCHASE      PRO FORMA     FORMA
                                SPECIALTY, INC.   CRAFTS   ACADEMIC   ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS   COMBINED
                                ---------------   -------  --------   ------------   ------------   -----------   --------
Revenues......................     $191,746       $34,542  $40,563      $57,875        $14,820        $           $339,546
Cost of revenues..............      136,577        20,067   29,608       37,707         11,368                    235,327
                                ---------------   -------  --------   ------------   ------------   -----------   --------
    Gross profit..............       55,169        14,475   10,955       20,168          3,452                    104,219

Selling, general and
  administrative expenses.....       42,896         9,698    8,102       16,949          3,313           (124)(c)  80,834
Amortization expense..........          566                                                             1,839(d)    2,405
Non-recurring acquisition
  costs.......................        1,792                                                            (1,792)(e)
Restructuring costs...........          194                                                                           194
                                ---------------   -------  --------   ------------   ------------   -----------   --------
    Operating income..........        9,721         4,777    2,853        3,219            139             77      20,786

Other (income) expense:
  Interest expense............        2,550           474      850          234            176          2,756(f)    7,040
  Interest income.............                                              (45)                           45(f)
  Other.......................         (196)          (33)                   81            (11)                      (159 )
                                ---------------   -------  --------   ------------   ------------   -----------   --------
Income (Loss) before provision
  for income taxes............        7,367         4,336    2,003        2,949            (26)        (2,724)     13,905
Provision for income taxes....       (1,572)        1,664      681          140            111          5,372(g)    6,396
                                ---------------   -------  --------   ------------   ------------   -----------   --------
Net (Loss) income.............     $  8,939       $ 2,672  $ 1,322      $ 2,809        $  (137)       $(8,096)    $ 7,509
                                ---------------   -------  --------   ------------   ------------   -----------   --------
                                ---------------   -------  --------   ------------   ------------   -----------   --------

Pro forma weighted average
  shares outstanding..........                                                                                     95,963 (h)
Pro forma net income per
  share.......................                                                                                    $  0.08
                                                                                                                  --------
                                                                                                                  --------

      See accompanying notes for pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                                INDIVIDUALLY
                                                                                                                INSIGNIFICANT
                                                                          SCHOOL          SAX                    FISCAL 1998
                                                                        SPECIALTY,      ARTS &      AMERICAN      PURCHASE
                                                                           INC.         CRAFTS      ACADEMIC    ACQUISITIONS
                                                                      --------------  -----------  -----------  -------------
Revenues............................................................    $  198,490     $   7,764    $  34,076     $  10,789
Cost of revenues....................................................       138,781         4,494       24,610         7,489
                                                                      --------------  -----------  -----------  -------------
    Gross profit....................................................        59,709         3,270        9,466         3,300

Selling, general and administrative expenses........................        34,911         1,779        6,023         2,339
Amortization expense................................................           771
                                                                      --------------  -----------  -----------  -------------
    Operating income................................................        24,027         1,491        3,443           961

Other (income) expense:
  Interest expense..................................................         1,570           100          400            38
  Interest income...................................................          (104)                                      (5)
  Other.............................................................             3            (2)                        58
                                                                      --------------  -----------  -----------  -------------
Income before provision for income taxes............................        22,558         1,393        3,043           870
Provision for income taxes..........................................        10,151           539          974            29
                                                                      --------------  -----------  -----------  -------------
Net income..........................................................    $   12,407     $     854    $   2,069     $     841
                                                                      --------------  -----------  -----------  -------------
                                                                      --------------  -----------  -----------  -------------

Pro forma weighted average shares outstanding.......................
Pro forma net income per share......................................


                                                                        PRO FORMA     PRO FORMA
                                                                       ADJUSTMENTS    COMBINED
                                                                      -------------  -----------
Revenues............................................................    $             $ 251,119
Cost of revenues....................................................                    175,374
                                                                      -------------  -----------
    Gross profit....................................................                     75,745
Selling, general and administrative expenses........................                     45,052
Amortization expense................................................          446(d)      1,217
                                                                      -------------  -----------
    Operating income................................................         (446)       29,476
Other (income) expense:
  Interest expense..................................................        1,772(f)      3,880
  Interest income...................................................          109(f)
  Other.............................................................                         59
                                                                      -------------  -----------
Income before provision for income taxes............................       (2,327)       25,537
Provision for income taxes..........................................           54(g)     11,747
                                                                      -------------  -----------
Net income..........................................................    $  (2,381)    $  13,790
                                                                      -------------  -----------
                                                                      -------------  -----------
Pro forma weighted average shares outstanding.......................                     95,963(h)
Pro forma net income per share......................................                  $    0.14
                                                                                     -----------
                                                                                     -----------

       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                                         INDIVIDUALLY INDIVIDUALLY
                                                                                                         INSIGNIFICANT INSIGNIFICANT
                                                                     SCHOOL         SAX                  FISCAL 1998  FISCAL 1997
                                                                   SPECIALTY,     ARTS &     AMERICAN     PURCHASE     PURCHASE
                                                                      INC.        CRAFTS     ACADEMIC    ACQUISITIONS ACQUISITIONS
                                                                  -------------  ---------  -----------  -----------  -----------
Revenues........................................................   $   130,673   $  23,293   $  28,499    $  37,536    $  14,820
Cost of revenues................................................        92,740      13,482      20,615       23,953       11,368
                                                                  -------------  ---------  -----------  -----------  -----------
Gross profit....................................................        37,933       9,811       7,884       13,583        3,452
Selling, general and administrative expenses....................        23,983       5,339       5,074        9,406        3,312
Amortization expense............................................           229
Non-recurring acquisition costs.................................         1,792
                                                                  -------------  ---------  -----------  -----------  -----------
Operating income................................................        11,929       4,472       2,810        4,177          140
Other (income) expense:
Interest expense................................................         1,725         300         400           69          176
Interest income.................................................           (24)                                 (27)
Other...........................................................            40          (8)                      51          (10)
                                                                  -------------  ---------  -----------  -----------  -----------
Income before provision for income taxes........................        10,188       4,180       2,410        4,084          (26)
Provision for income taxes......................................        (2,170)      1,618                       87          111
                                                                  -------------  ---------  -----------  -----------  -----------
Net income......................................................   $    12,358   $   2,562   $   2,410    $   3,997    $    (137)
                                                                  -------------  ---------  -----------  -----------  -----------
                                                                  -------------  ---------  -----------  -----------  -----------
Pro forma weighted average shares outstanding...................
Pro forma net income per share..................................


                                                                   PRO FORMA    PRO FORMA
                                                                  ADJUSTMENTS   COMBINED
                                                                  -----------  -----------
Revenues........................................................   $            $ 234,821
Cost of revenues................................................                  162,158
                                                                  -----------  -----------
Gross profit....................................................                   72,663
Selling, general and administrative expenses....................        (124)(c)     46,990
Amortization expense............................................         975(d)      1,204
Non-recurring acquisition costs.................................      (1,792)(e)
                                                                  -----------  -----------
Operating income................................................         941       24,469
Other (income) expense:
Interest expense................................................       1,210(f)      3,880
Interest income.................................................          51(f)
Other...........................................................                       73
                                                                  -----------  -----------
Income before provision for income taxes........................        (320)      20,516
Provision for income taxes......................................       9,791(g)      9,437
                                                                  -----------  -----------
Net income......................................................   $ (10,111)   $  11,079
                                                                  -----------  -----------
                                                                  -----------  -----------
Pro forma weighted average shares outstanding...................                   95,963(h)
Pro forma net income per share..................................                $    0.12
                                                                               -----------
                                                                               -----------

       See accompanying notes to pro forma combined financial statements.

                             SCHOOL SPECIALTY, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect purchase price adjustments associated with acquisitions of American Academic. The portion of the consideration assigned to goodwill ($18,325) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

(b) Represents payment of debt of $10 and forgiveness of $86,725 of debt due to U.S. Office Products as U.S. Office Products agreed to allocate only $80,000 of debt to the Company at the date of the Distribution. The $86,725 of net debt forgiven has been reflected as a contribution of capital to the Company by U.S. Office Products.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

(d) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1997 and Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over an estimated life of 40 years.

(e) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $1,792 for the fiscal year ended April 26, 1997 and $1,792 for the six months ended October 26, 1996.

(f) Adjustment to reflect the increase in interest expense as a result of U.S. Office Products allocating $80,000 of debt to the Company. Although U.S. Office Products forgave $86,725 of debt due from the Company, U.S. Office Products had not historically charged the Company interest on any portion of the long-term debt payable to U.S. Office Products.

(g) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 46%. The difference between the effective tax rate of 46% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(h) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of School Specialty Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to consummation of the Distribution, and is expected to be less than one share of School Specialty Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS
OF SCHOOL SPECIALTY, INC.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of School Specialty, Inc. (the "Company") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
January 13, 1998

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
SCHOOL SPECIALTY, INC.

    We have audited the accompanying consolidated statements of operations and cash flows of School Specialty, Inc. (the Company) for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Re-Print Corporation, a wholly owned subsidiary, which statements reflect total revenues of $30,798,000 and $24,140,000 for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Re-Print Corporation, is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits and report of other auditors, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the years December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP
Milwaukee, Wisconsin
February 2, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  The Re-Print Corporation
  Birmingham, Alabama

    We have audited the accompanying balance sheets of the Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                             SCHOOL SPECIALTY, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                 APRIL 30,  APRIL 26,  OCTOBER 25,
                                                                                   1996       1997        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents....................................................  $      46  $           $
  Accounts receivable, less allowance for doubtful accounts of $202, $471 and
    $732, respectively.........................................................     13,129     17,232      71,410
  Inventories..................................................................     20,276     24,461      29,118
  Prepaid expenses and other current assets....................................      5,556     10,331       7,842
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     39,007     52,024     108,370

Property and equipment, net....................................................      7,647     14,478      19,377
Intangible assets, net.........................................................      7,142     20,824      71,525
Other assets...................................................................        777        359       2,032
                                                                                 ---------  ---------  -----------
      Total assets.............................................................  $  54,573  $  87,685   $ 201,304
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                  LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities:
  Short-term debt..............................................................  $  25,887  $     262   $     273
  Short-term payable to U.S. Office Products...................................                26,692      31,356
  Accounts payable.............................................................     11,933      9,091      19,555
  Accrued compensation.........................................................        785        860       4,276
  Other accrued liabilities....................................................      4,065      1,500       8,972
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................     42,670     38,405      64,432

Long-term debt.................................................................     15,031        565         457
Long-term payable to U.S. Office Products......................................                31,579     103,306
Deferred income taxes..........................................................      1,139
                                                                                 ---------  ---------  -----------
      Total liabilities........................................................     58,840     70,549     168,195
                                                                                 ---------  ---------  -----------
Commitments and contingencies

Stockholder's (deficit) equity:
  Divisional equity............................................................      7,487     19,985      23,551
  Retained (deficit) earnings..................................................    (11,754)    (2,849)      9,558
                                                                                 ---------  ---------  -----------
      Total stockholder's (deficit) equity.....................................     (4,267)    17,136      33,109
                                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's (deficit) equity.....................  $  54,573  $  87,685   $ 201,304
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                    FOR THE
                                               FOR THE            FOR THE FOUR      FISCAL            FOR THE SIX
                                              YEAR ENDED          MONTHS ENDED    YEAR ENDED          MONTHS ENDED
                                      --------------------------  -------------  -------------  ------------------------
                                      DECEMBER 31,  DECEMBER 31,    APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                          1994          1995          1996           1997          1996         1997
                                      ------------  ------------  -------------  -------------  -----------  -----------
                                                                                                      (UNAUDITED)
Revenues............................   $  119,510    $  150,482     $  28,616     $   191,746    $ 130,673    $ 198,490
Cost of revenues....................       87,750       105,757        20,201         136,577       92,740      138,781
                                      ------------  ------------  -------------  -------------  -----------  -----------
      Gross profit..................       31,760        44,725         8,415          55,169       37,933       59,709

Selling, general and administrative
  expenses..........................       27,281        39,869        10,307          43,462       24,212       35,682
Non-recurring acquisition costs.....                                    1,122           1,792        1,792
Restructuring costs.................                      2,532                           194
                                      ------------  ------------  -------------  -------------  -----------  -----------
      Operating income (loss).......        4,479         2,324        (3,014)          9,721       11,929       24,027

Other (income) expense:
    Interest expense................        3,007         5,536         1,461           2,550        1,725        1,570
    Interest income.................                                       (6)                         (24)        (104)
    Other...........................          (86)          (18)           67            (196)          40            3
                                      ------------  ------------  -------------  -------------  -----------  -----------
Income (loss) before provision for
  (benefit from) income taxes.......        1,558        (3,194)       (4,536)          7,367       10,188       22,558
Provision for (benefit from) income
  taxes.............................          218           173           139          (1,572)      (2,170)      10,151
                                      ------------  ------------  -------------  -------------  -----------  -----------
Net income (loss)...................   $    1,340    $   (3,367)    $  (4,675)    $     8,939    $  12,358    $  12,407
                                      ------------  ------------  -------------  -------------  -----------  -----------
                                      ------------  ------------  -------------  -------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY

                                 (IN THOUSANDS)

                                                                                                          TOTAL
                                                                                            RETAINED   STOCKHOLDER'S
                                                                              DIVISIONAL   (DEFICIT)    (DEFICIT)
                                                                                EQUITY      EARNINGS      EQUITY
                                                                              -----------  ----------  ------------
Balance at December 31, 1993................................................       5,247   $   (4,780)  $      467
  Issuance of Pooled Company common stock for cash..........................          80                        80
  Cash dividends declared at Pooled Companies...............................                      (60)         (60)
  Net income................................................................                    1,340        1,340
                                                                              -----------  ----------  ------------

Balance at December 31, 1994................................................       5,327       (3,500)       1,827
  Transactions of Pooled Companies:
    Issuance of warrants....................................................         672                       672
    Issuance of Pooled Company common stock for cash........................         500                       500
    Repurchase of treasury stock............................................         (92)                      (92)
    Cash dividends declared and paid........................................                     (160)        (160)
  Net loss..................................................................                   (3,367)      (3,367)
                                                                              -----------  ----------  ------------

Balance at December 31, 1995................................................       6,407       (7,027)        (620)
  Transactions of Pooled Companies:
    Exercise of warrants....................................................       1,080                     1,080
    Cash dividends declared and paid........................................                      (52)         (52)
  Net loss..................................................................                   (4,675)      (4,675)
                                                                              -----------  ----------  ------------

Balance at April 30, 1996...................................................       7,487      (11,754)      (4,267)
  Transactions of Pooled Companies:
    Exercise of warrants and stock options..................................       1,979                     1,979
    Retirement of treasury stock............................................          34          (34)
  Issuances of U.S. Office Products Company common stock in conjunction with
    acquisitions............................................................      10,485                    10,485
  Net income................................................................                    8,939        8,939
                                                                              -----------  ----------  ------------

Balance at April 26, 1997...................................................      19,985       (2,849)      17,136
Unaudited data:
  Issuances of U.S. Office Products Company common stock in conjunction with
    acquisitions............................................................       3,566                     3,566
  Net income................................................................                   12,407       12,407
                                                                              -----------  ----------  ------------
Balance at October 25, 1997 (unaudited).....................................   $  23,551   $    9,558   $   33,109
                                                                              -----------  ----------  ------------
                                                                              -----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                  FOR THE FOUR     FOR THE     FOR THE SIX
                                                                                     MONTHS        FISCAL        MONTHS
                                                         FOR THE YEAR ENDED          ENDED       YEAR ENDED       ENDED
                                                    ----------------------------  ------------  -------------  -----------
                                                    DECEMBER 31,   DECEMBER 31,    APRIL 30,      APRIL 26,    OCTOBER 26,
                                                        1994           1995           1996          1997          1996
                                                    -------------  -------------  ------------  -------------  -----------
                                                                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................    $   1,340      $  (3,367)    $   (4,675)    $   8,939     $  12,358
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization expense.......        1,719          2,927            674         2,106           990
      Non-recurring acquisition costs.............                                      1,122         1,792         1,792
      Other.......................................          231            277            118           115            86
      Changes in current assets and liabilities
        (net of assets acquired and liabilities
        assumed in business combinations accounted
        for under the purchase method):
          Accounts receivable.....................       (2,226)         2,666          3,727         1,277       (24,164)
          Inventory...............................        4,365         (2,523)        (4,376)        2,737        10,051
          Prepaid expenses and other current
            assets................................         (989)          (338)          (443)       (2,361)         (384)
          Accounts payable........................       (4,367)         2,642          3,459        (6,969)       (6,891)
          Accrued liabilities.....................         (341)         2,544           (784)       (5,070)       (1,535)
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash provided by (used in)
                operating activities..............         (268)         4,828         (1,178)        2,566        (7,697)
                                                    -------------  -------------  ------------  -------------  -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash
    received......................................       (2,106)        (5,389)                      (7,734)       (7,171)
  Additions to property and equipment.............         (630)          (881)          (120)       (7,216)       (5,743)
  Payments of non-recurring acquisition costs.....                                     (1,122)       (1,792)       (1,632)
  Other...........................................         (120)           178            414
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash used in investing
                activities........................       (2,856)        (6,092)          (828)      (16,742)      (14,546)
                                                    -------------  -------------  ------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock..........           80            500          1,080         1,979         1,979
  Proceeds from issuance of long-term debt........        1,850          1,715                          750           750
  Payments of long-term debt......................       (2,023)        (1,488)          (194)      (16,962)      (16,788)
  Proceeds from (payments of) short-term debt,
    net...........................................        3,295            655          1,263       (29,908)      (28,778)
  Advances from U.S. Office Products Company......                                                   58,271        65,034
  Payments of dividends at Pooled Companies.......                        (134)          (138)
  Purchase of treasury stock at Pooled Company....                         (92)
                                                    -------------  -------------  ------------  -------------  -----------
              Net cash provided by financing
                activities........................        3,202          1,156          2,011        14,130        22,197
                                                    -------------  -------------  ------------  -------------  -----------
Net increase (decrease) in cash and cash
  equivalents.....................................           78           (108)             5           (46)          (46)
Cash and cash equivalents at beginning of
  period..........................................           71            149             41            46            46
                                                    -------------  -------------  ------------  -------------  -----------
Cash and cash equivalents at end of period........    $     149      $      41     $       46     $             $
                                                    -------------  -------------  ------------  -------------  -----------
                                                    -------------  -------------  ------------  -------------  -----------
Supplemental disclosures of cash flow information:
      Interest paid...............................    $   2,850      $   5,564     $    1,461     $     456     $     420
      Income taxes paid (refunded)................    $     236      $       9     $       (3)    $    (132)    $     (45)


                                                    OCTOBER 25,
                                                       1997
                                                    -----------

Cash flows from operating activities:
  Net income (loss)...............................   $  12,407
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization expense.......       1,968
      Non-recurring acquisition costs.............
      Other.......................................          74
      Changes in current assets and liabilities
        (net of assets acquired and liabilities
        assumed in business combinations accounted
        for under the purchase method):
          Accounts receivable.....................     (42,271)
          Inventory...............................      11,697
          Prepaid expenses and other current
            assets................................       4,929
          Accounts payable........................       2,458
          Accrued liabilities.....................       5,768
                                                    -----------
              Net cash provided by (used in)
                operating activities..............      (2,970)
                                                    -----------
Cash flows from investing activities:
  Cash paid in acquisitions, net of cash
    received......................................     (68,099)
  Additions to property and equipment.............      (3,373)
  Payments of non-recurring acquisition costs.....
  Other...........................................
                                                    -----------
              Net cash used in investing
                activities........................     (71,472)
                                                    -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock..........
  Proceeds from issuance of long-term debt........
  Payments of long-term debt......................        (108)
  Proceeds from (payments of) short-term debt,
    net...........................................      (1,840)
  Advances from U.S. Office Products Company......      76,390
  Payments of dividends at Pooled Companies.......
  Purchase of treasury stock at Pooled Company....
                                                    -----------
              Net cash provided by financing
                activities........................      74,442
                                                    -----------
Net increase (decrease) in cash and cash
  equivalents.....................................
Cash and cash equivalents at beginning of
  period..........................................
                                                    -----------
Cash and cash equivalents at end of period........   $
                                                    -----------
                                                    -----------
Supplemental disclosures of cash flow information:
      Interest paid...............................   $      18
      Income taxes paid (refunded)................   $

                             SCHOOL SPECIALTY, INC.

                                 (IN THOUSANDS)

    The Company issued common stock and cash in connection with certain business combinations accounted for under the purchase method in the years ended December 31, 1994 and 1995, the fiscal year ended April 26, 1997, and the six months ended October 26, 1996 and October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                                FOR THE SIX
                                                                                                    FOR THE       MONTHS
                                                         FOR THE YEAR ENDED       FOR THE FOUR      FISCAL         ENDED
                                                    ----------------------------  MONTHS ENDED    YEAR ENDED    -----------
                                                    DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,
                                                        1994           1995           1996           1997          1996
                                                    -------------  -------------  -------------  -------------  -----------
                                                                                                                (UNAUDITED)
Accounts receivable...............................    $   8,112      $   1,589      $              $   5,381     $   3,958
Inventories.......................................        9,743          1,823                         6,922         6,513
Prepaid expenses and other current assets.........          823            502                         2,371         2,337
Property and equipment............................        2,211          4,536                         1,155         1,153
Intangible assets.................................                       3,268                        14,248        11,386
Other assets......................................        1,488            156                            29            29
Short-term debt...................................       (6,785)          (191)                       (4,283)       (3,383)
Accounts payable..................................       (6,447)          (274)                       (4,012)       (3,525)
Accrued liabilities...............................       (1,661)          (225)                       (1,846)       (1,466)
Long-term debt....................................       (5,378)        (5,795)                       (1,746)       (1,746)
                                                    -------------  -------------  -------------  -------------  -----------
              Net assets acquired.................    $   2,106      $   5,389      $              $  18,219     $  15,256
                                                    -------------  -------------  -------------  -------------  -----------
                                                    -------------  -------------  -------------  -------------  -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.................    $              $              $              $  10,485     $   8,085
Cash paid, net of cash acquired...................        2,106          5,389                         7,734         7,171
                                                    -------------  -------------  -------------  -------------  -----------
              Total...............................    $   2,106      $   5,389      $              $  18,219     $  15,256
                                                    -------------  -------------  -------------  -------------  -----------
                                                    -------------  -------------  -------------  -------------  -----------


                                                    OCTOBER 25,
                                                       1997
                                                    -----------

Accounts receivable...............................   $  11,907
Inventories.......................................      16,354
Prepaid expenses and other current assets.........       2,229
Property and equipment............................       4,408
Intangible assets.................................      51,471
Other assets......................................         210
Short-term debt...................................      (1,850)
Accounts payable..................................      (7,933)
Accrued liabilities...............................      (5,131)
Long-term debt....................................
                                                    -----------
              Net assets acquired.................   $  71,665
                                                    -----------
                                                    -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.................   $   3,566
Cash paid, net of cash acquired...................      68,099
                                                    -----------
              Total...............................   $  71,665
                                                    -----------
                                                    -----------

          See accompanying notes to consolidated financial statements.

                             SCHOOL SPECIALTY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    School Specialty, Inc. (the "Company") is a Delaware corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Educational Supplies and Products Division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products' shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with the Education Division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Education Division was created by U.S. Office Products in May 1996 in connection with the acquisition of School Specialty, Inc., a Wisconsin corporation ("Old School"). This business combination and the acquisition in July 1996 of the Re-Print Corp. ("Re-Print") were accounted for under the pooling-of-interests method (Old School and Re-Print are herein referred to as the "Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 9 for further discussion of interest expense.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. A four month fiscal transition period from January 1, 1996 through April 30, 1996 has been presented for the Company to conform its fiscal year-end.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method, franchise agreements and non-compete agreements. Substantially all goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value. Intangible assets associated with non-compete agreements are being amortized over their respective terms.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

REVENUE RECOGNITION

    Revenue is recognized upon the delivery of products or upon the completion of services provided to customers as no additional obligations to the customers exist. Returns of the Company's product are considered immaterial.

COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included in cost of revenues.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal, and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees in accordance with EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in Restructuring)."

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS 128 in the fiscal year ended April 25, 1998. The implementation of SFAS 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997, U.S. Office Products issued common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
Companies for all periods presented. Prior to being acquired by U.S. Office Products, the Pooled Companies reported on years ending on December 31. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                                 SCHOOL      POOLED
                                                                               SPECIALTY    COMPANIES    COMBINED
                                                                               ----------  -----------  ----------
For the year ended December 31, 1994
  Revenues...................................................................  $            $ 119,510   $  119,510
  Net income.................................................................  $            $   1,340   $    1,340
For the year ended December 31, 1995
  Revenues...................................................................  $            $ 150,482   $  150,482
  Net income (loss)..........................................................  $            $  (3,367)  $   (3,367)
For the four months ended April 30, 1996
  Revenues...................................................................  $            $  28,616   $   28,616
  Net income (loss)..........................................................  $            $  (4,675)  $   (4,675)
For the year ended April 26, 1997
  Revenues...................................................................  $  181,420   $  10,326   $  191,746
  Net income.................................................................  $    8,598   $     341   $    8,939
For the six months ended October 26, 1996 (unaudited):
  Revenues...................................................................  $  120,347   $  10,326   $  130,673
  Net income.................................................................  $   12,177   $     181   $   12,358
For the six months ended October 25, 1997 (unaudited):
  Revenues...................................................................  $  198,490   $           $  198,490
  Net income.................................................................  $   12,407   $           $   12,407

PURCHASE METHOD

    In 1994, one of the Pooled Companies made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $2,106. The total assets related to the acquisition were $22,377. The results of the acquisition have been included in the Company's results from its date of acquisition.

    In 1995, one of the Pooled Companies made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $5,389. The total assets related to the acquisition were $11,874, including goodwill of $3,268. The results of the acquisition have been included in the Company's results from its date of acquisition.

    In fiscal 1997, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $18,219 consisting of $7,734 of cash and U.S. Office Products common stock with a market value of $10,485. The total assets related to these six acquisitions were $30,106, including goodwill of $14,248. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
    The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1995 and the fiscal year ended April 26, 1997 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the companies acquired in purchase acquisitions as if all such purchase acquisitions had been made at the beginning of 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                           FOR THE FISCAL YEAR
                                                                                                  ENDED
                                                                                         ------------------------
                                                                                         DECEMBER 31,  APRIL 26,
                                                                                             1995         1997
                                                                                         ------------  ----------
Revenues...............................................................................   $  206,329   $  206,566
Net income (loss)......................................................................       (1,199)       2,939

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of 1995 or the results which may occur in the future.

NOTE 5--RESTRUCTURING COSTS

    The Company records the costs of consolidating existing Company facilities into acquired operations, including the external costs and liabilities to close redundant Company facilities and severance and relocation costs related to the Company's employees. The following table sets forth the Company's accrued restructuring costs:

                                                                 FACILITY        SEVERANCE    OTHER ASSET
                                                                CLOSURE AND         AND       WRITE-DOWNS
                                                               CONSOLIDATION   TERMINATIONS    AND COSTS      TOTAL
                                                              ---------------  -------------  ------------  ---------
Balance at April 30 1996....................................     $     641       $     469     $     1422   $   2,532
  Additions.................................................                                          194         194
  Utilizations..............................................          (641)           (469)        (1,465)     (2,575)
                                                                     -----           -----    ------------  ---------
Balance at April 26, 1997...................................                                          151         151
  Utilizations..............................................
                                                                     -----           -----    ------------  ---------
Balance at October 25, 1997 (unaudited).....................     $               $             $      151   $     151
                                                                     -----           -----    ------------  ---------
                                                                     -----           -----    ------------  ---------

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 6--PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses and other current assets consist of the following:

                                                                                                APRIL 30,   APRIL 26,
                                                                                                  1996        1997
                                                                                               -----------  ---------
Prepaid catalog fees.........................................................................   $   4,387   $   5,740
Deferred income taxes........................................................................                   1,184
Other........................................................................................       1,169       3,407
                                                                                               -----------  ---------
  Total prepaid expenses and other current assets............................................   $   5,556   $  10,331
                                                                                               -----------  ---------
                                                                                               -----------  ---------

    Prepaid catalog fees represent costs which have been paid to produce Company catalogs which will be used in future periods. These prepaid catalog fees will be expensed in the periods the catalogs are used.

NOTE 7--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Land........................................................................................  $      58  $     729
Buildings...................................................................................      2,042      6,488
Furniture and fixtures......................................................................        882      6,502
Warehouse Equipment.........................................................................      8,767      3,163
Leasehold improvements......................................................................        631      2,185
                                                                                              ---------  ---------
                                                                                                 12,380     19,067
Less: Accumulated depreciation..............................................................     (4,733)    (4,589)
                                                                                              ---------  ---------
Net property and equipment..................................................................  $   7,647  $  14,478
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Depreciation expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $888, $1,645, $470 and $1,540, respectively.

NOTE 8--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                                APRIL 30,  APRIL 26,  OCTOBER 25,
                                                                                  1996       1997         1997
                                                                                ---------  ---------  ------------
                                                                                                      (UNAUDITED)
Goodwill......................................................................  $   4,510  $  18,456   $   69,398
Other.........................................................................      6,000      5,692        6,159
                                                                                ---------  ---------  ------------
                                                                                   10,510     24,148       75,557
Less: Accumulated amortization................................................     (3,368)    (3,324)      (4,032)
                                                                                ---------  ---------  ------------
     Net intangible assets....................................................  $   7,142  $  20,824   $   71,525
                                                                                ---------  ---------  ------------
                                                                                ---------  ---------  ------------

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--INTANGIBLE ASSETS (CONTINUED)
    Amortization expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25, 1997 was $757, $1,098, $204, $566 and $771,
respectively.

NOTE 9--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Credit facilities with banks, average interest rates ranging from 10% to 10.75% at April 30,
  1996......................................................................................  $  21,898  $
Subordinated debt, interest at 8% at April 30, 1996.........................................      1,000
Other.......................................................................................        441         30
Current maturities of long-term debt........................................................      2,548        232
                                                                                              ---------  ---------
Total short-term debt.......................................................................  $  25,887  $     262
                                                                                              ---------  ---------
                                                                                              ---------  ---------

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                              APRIL 30,  APRIL 26,
                                                                                                1996       1997
                                                                                              ---------  ---------
Subordinated notes, at 12.5% at April 30, 1996..............................................  $  13,325  $
Note payable to former shareholder, interest at 10% at April 30, 1996.......................      2,717
Other.......................................................................................        953        483
Capital lease obligations...................................................................        584        314
                                                                                              ---------  ---------
                                                                                                 17,579        797
Less: Current maturities of long-term debt..................................................     (2,548)      (232)
                                                                                              ---------  ---------
    Total long-term debt....................................................................  $  15,031  $     565
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The agreement related to the subordinated notes provided for the bank and its agents to receive 12,551 and 14,941 detachable warrants for Pooled Company common stock in June 1994 and January 1995, respectively. The warrants were valued at $45 per share with such amount deducted from the face value of the subordinated notes. In conjunction with the acquisition of the Pooled Company by U.S. Office Products, the outstanding subordinated debt balance was paid in full and all of the outstanding warrants were exercised and subsequently converted to U.S. Office Products common stock.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--CREDIT FACILITIES (CONTINUED)
MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998...............................................................................  $     232
1999...............................................................................        216
2000...............................................................................        204
2001...............................................................................         41
2002...............................................................................         36
Thereafter.........................................................................         68
                                                                                     ---------
  Total maturities of long-term debt...............................................  $     797
                                                                                     ---------
                                                                                     ---------

PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996..........................................................  $
Payments of long-term debt of acquired companies...................................     21,379
Funding of acquisitions and payment of acquisition costs...........................      8,203
Allocated corporate expenses.......................................................        574
Normal operating costs paid by U.S. Office Products................................      1,423
                                                                                     ---------
Balance at April 26, 1997..........................................................  $  31,579
                                                                                     ---------
                                                                                     ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $27,269.

    U.S. Office Products has charged the Company interest on the short-term payable to U.S. Office Products at the prime rate in effect at the time. The short-term payable to U.S. Office Products was incurred by the Company primarily as a result of U.S. Office Products repaying short-term debt outstanding at the businesses acquired by U.S. Office Products at or soon after the respective dates of acquisition and through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis. U.S Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest expense from U.S. Office Products totaling $2,232 during the year ended April 26, 1997. If the Company had been charged interest on all debt allocated by U.S. Office Products during fiscal 1997, interest expense would have totaled $4,554.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $80.0 million of debt by U.S. Office Products resulting in the forgiveness of $86.7 million at October 25, 1997, which would be reflected in the financial statements as a contribution of capital by U.S. Office Products. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--CREDIT FACILITIES (CONTINUED)
and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

NOTE 10--INCOME TAXES

    The provision for income taxes consists of:

                                                                                                       FOR THE
                                                            FOR THE YEAR ENDED       FOR THE FOUR      FISCAL
                                                        ---------------------------  MONTHS ENDED    YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,    APRIL 30,      APRIL 26,
                                                            1994           1995          1996           1997
                                                        -------------  ------------  -------------  -------------
Income taxes currently payable:
  Federal.............................................    $    (165)    $      (66)    $              $      71
  State...............................................          149                                          99
                                                             ------    ------------  -------------  -------------
                                                                (16)           (66)                         170
                                                             ------    ------------  -------------  -------------
Deferred income tax expense (benefit).................          234            239           139         (1,742)
                                                             ------    ------------  -------------  -------------
    Total provision for income taxes..................    $     218     $      173     $     139      $  (1,572)
                                                             ------    ------------  -------------  -------------
                                                             ------    ------------  -------------  -------------

    Deferred taxes are comprised of the following:

                                                                                               APRIL 30,  APRIL 26,
                                                                                                 1996       1997
                                                                                               ---------  ---------
Current deferred tax assets:
  Inventory..................................................................................  $    (349) $     265
  Allowance for doubtful accounts............................................................        106        193
  Net operating loss carryforward............................................................      3,536      2,229
  Accrued liabilities........................................................................        332        421
  Prepaid catalog advertising/restructuring..................................................       (205)    (1,893)
                                                                                               ---------  ---------
    Total current deferred tax assets........................................................      3,420      1,215
                                                                                               ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.....................................................................       (126)      (289)
  Intangible assets..........................................................................        622        258
                                                                                               ---------  ---------
    Total long-term deferred tax asset (liabilities).........................................        496        (31)
                                                                                               ---------  ---------
    Subtotal.................................................................................      3,916      1,184
                                                                                               ---------  ---------
  Valuation allowance........................................................................     (5,055)
                                                                                               ---------  ---------
    Net deferred tax asset (liability).......................................................  $  (1,139) $   1,184
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    At April 30, 1996, a valuation allowance had been recorded, related to deferred tax assets of a Pooled Company, including net operating loss carryforwards. Based upon the improved profitability of this Pooled Company during fiscal 1997, the valuation allowance was reversed resulting in a benefit from income taxes.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                               FOR THE YEAR ENDED          FOR THE FOUR    FOR THE FISCAL
                                                        --------------------------------   MONTHS ENDED      YEAR ENDED
                                                         DECEMBER 31,     DECEMBER 31,       APRIL 30,        APRIL 26,
                                                             1994             1995             1996             1997
                                                        ---------------  ---------------  ---------------  ---------------
U.S. federal statutory rate...........................          34.0%            34.0%            35.0%            35.0%
State income taxes, net of federal income tax benefit
  for fiscal 1997.....................................           9.6                                                1.0
Net operating loss utilized...........................         (33.0)
No benefit for current year net operating loss........                          (34.0)           (32.8)
Reversal of valuation allowance.......................                                                            (63.9)
Nondeductible goodwill................................                                            (2.2)             1.6
Nondeductible acquisition costs.......................                                                              5.0
Tax on separate company income not offset against
  other company's loss................................                           (5.4)            (3.0)
Other.................................................           3.4
                                                               -----            -----            -----            -----
Effective income tax rate.............................          14.0%             (5.4)%          (3.0   )%         (21.3  )%
                                                                -----            -----           -----             -----
                                                                -----            -----           -----             -----

NOTE 11--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                                                 CAPITAL     OPERATING
                                                                                                 LEASES       LEASES
                                                                                               -----------  -----------
1998.........................................................................................   $     232    $     871
1999.........................................................................................         118          806
2000.........................................................................................           6          599
2001.........................................................................................                      517
2002.........................................................................................                      496
Thereafter...................................................................................                    1,057
                                                                                                    -----   -----------
Total minimum lease payments.................................................................         356    $   4,346
                                                                                                            -----------
                                                                                                            -----------
Less: Amounts representing interest                                                                   (42)
                                                                                                    -----
Present value of net minimum lease payments..................................................   $     314
                                                                                                    -----
                                                                                                    -----

    Rent expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $1,486, $1,947, $600 and $1,817, respectively.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 12--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility is expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the Distribution, School Specialty, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement, and the Employee Benefits Agreement and the Spin-Off Companies will enter into the Tax Indemnification Agreement and may enter into other agreements, including agreements relating to referral of customers to one another. These agreements are expected to provide, among other things, for U.S. Office Products and School Specialty to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of School Specialty and the other Spin-Off Companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other spin-off companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, School Specialty may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other spin-off companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the school supplies business, between U.S. Office Products and the Company and the other Spin-Off Companies. The terms of the agreements that will govern the relationship between School Specialty and U.S. Office Products will be established by U.S. Office Products in consultation with School Specialty's management prior to the Distribution while School Specialty is a wholly-owned subsidiary of U.S. Office Products.

NOTE 13--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 13--EMPLOYEE BENEFIT PLANS (CONTINUED) employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the years ended December 31, 1994 and 1995 and the four months ended April 30, 1996, the subsidiaries incurred expenses totaling $175, $105 and $6, respectively, related to these plans.

NOTE 14--STOCKHOLDER'S EQUITY

EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. The Company expects to adopt an employee stock option plan at approximately the time of the Distribution. The Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 249,600 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under a services agreement entered into with Jonathan J. Ledecky, the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for School Specialty Common Stock from School Specialty as of the date of the Distribution. The U.S. Office Products Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company common stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's common stock is first publicly traded.

                             SCHOOL SPECIALTY, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 15--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997:

                                                                       YEAR ENDED DECEMBER 31, 1995
                                                          -------------------------------------------------------
                                                            FIRST      SECOND      THIRD     FOURTH      TOTAL
                                                          ---------  ----------  ---------  ---------  ----------
Revenues................................................  $  18,760  $   36,702  $  69,192  $  25,828  $  150,482
Gross profit............................................      4,960      11,130     20,795      7,840      44,725
Operating income (loss).................................     (3,014)      1,196      8,934     (4,792)      2,324
Net income (loss).......................................     (3,711)       (252)     4,309     (3,713)     (3,367)


                                                                         YEAR ENDED APRIL 26, 1997
                                                          -------------------------------------------------------
                                                            FIRST      SECOND      THIRD     FOURTH      TOTAL
                                                          ---------  ----------  ---------  ---------  ----------
Revenues................................................  $  58,991  $   71,682  $  29,304  $  31,769  $  191,746
Gross profit............................................     18,110      19,823      7,664      9,572      55,169
Operating income (loss).................................      5,197       6,732     (1,520)      (688)      9,721
Net income (loss).......................................      5,345       7,013       (787)    (2,632)      8,939

NOTE 16--SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed six business combinations accounted for under the purchase method for an aggregate purchase price of $71,665 consisting of $68,099 of cash and U.S. Office Products Common Stock with a market value of $3,566. The results of operations for the six months ended October 25, 1997 include the results of the acquired company's from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                                    FISCAL YEAR
                                                                                                       ENDED
                                                                                                   APRIL 26, 1997
                                                                                                  ----------------
Revenues........................................................................................     $  339,546
Net income......................................................................................          7,509

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                            PARADIGM CONCEPTS, INC.
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to the spin-off of Paradigm Concepts, Inc. (the "Company"), formerly the Technology Solutions division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products stockholders (the "Distribution") and to acquisitions completed through February 13, 1998.

    The pro forma combined balance sheet gives effect to the Technology Distribution as if such transaction had occurred as of the Company's most recent balance sheet date, October 25, 1997.

    The pro forma combined statements of income for the fiscal year ended April 26, 1997 and the six month periods ended October 25, 1997 and October 26, 1996 give effect to the Technology Distribution and the acquisitions of Compel Corporation, Aztec East, Inc. and Affiliates ("Aztec East, Inc.") and three other individually insignificant companies in business combinations accounted for under the purchase method which have been completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996.

    The pro forma combined statement of income for the year ended April 26, 1997 includes the audited financial information of the Company for the year ended April 26, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statements of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company for the six months ended October 25, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 includes the unaudited financial information of the Company and the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through October 26, 1996.

    The historical financial statements of the Company give retroactive effect to the results of the five companies acquired by the Company during the fiscal year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate overhead costs have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including, revenues, number and size of acquisitions and number of employees.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K.

                            PARADIGM CONCEPTS, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          PARADIGM
                                                                          CONCEPTS,     PRO FORMA   PRO FORMA
                                                                            INC.       ADJUSTMENTS   COMBINED
                                                                        -------------  -----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents...........................................   $       579    $    (579)(a) $
  Accounts receivable, net............................................        42,406                    42,406
  Inventories.........................................................        10,169                    10,169
  Receivable from U.S. Office Products................................        10,799      (10,799)(a)
  Prepaid and other current assets....................................         6,343                     6,343
                                                                        -------------  -----------  ----------
      Total current assets............................................        70,296      (11,378)      58,918

Property and equipment, net...........................................         4,968                     4,968
Goodwill, net.........................................................        62,204                    62,204
Other assets..........................................................           433                       433
                                                                        -------------  -----------  ----------
      Total assets....................................................   $   137,901    $ (11,378)  $  126,523
                                                                        -------------  -----------  ----------
                                                                        -------------  -----------  ----------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt.....................................................   $     1,306    $           $    1,306
  Accounts payable....................................................        24,612                    24,612
  Accrued compensation................................................         4,799                     4,799
  Other accrued liabilities...........................................        10,044                    10,044
                                                                        -------------  -----------  ----------
      Total current liabilities.......................................        40,761                    40,761

Long-term debt........................................................         1,527        2,167(a)      3,694
Long-term payable to U.S. Office Products.............................         7,224       (7,224)(a)
Deferred income taxes.................................................           857                       857
                                                                        -------------  -----------  ----------
      Total liabilities...............................................        50,369       (5,057)      45,312
                                                                        -------------  -----------  ----------

Stockholder's equity:
  Divisional equity...................................................        72,069       (6,321)(a)     65,748
  Retained earnings...................................................        15,463                    15,463
                                                                        -------------  -----------  ----------
      Total stockholder's equity......................................        87,532       (6,321)      81,211
                                                                        -------------  -----------  ----------
      Total liabilities and stockholder's equity......................   $   137,901    $ (11,378)  $  126,523
                                                                        -------------  -----------  ----------
                                                                        -------------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               FISCAL 1998
                                        PARADIGM                               INDIVIDUALLY
                                        CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                          INC.       EAST, INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                      -------------  -----------  -----------  -----------  -----------  ----------
Revenues............................    $  79,605     $   9,808    $  20,545    $  18,209    $           $  128,167
Cost of revenues....................       60,840         6,056       14,452       13,228                    94,576
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit..................       18,765         3,752        6,093        4,981                    33,591

Selling, general and administrative
  expenses..........................       12,292         2,407        2,914        3,311         (312)(b)     20,612
Amortization expense................           37            12                                    789(d)        838
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..............        6,436         1,333        3,179        1,670         (477)      12,141

Other (income) expense:
  Interest expense..................           50            87           71          127         (135)(f)        200
  Interest income...................         (267)          (39)         (20)                      326(f)
  Other.............................           11          (117)         (30)         (90)                     (226)
                                      -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.............................        6,642         1,402        3,158        1,633         (668)      12,167
Provision for income taxes..........        2,657            55           49          339        2,253(g)      5,353
                                      -------------  -----------  -----------  -----------  -----------  ----------
Net income..........................    $   3,985     $   1,347    $   3,109    $   1,294    $  (2,921)  $    6,814
                                      -------------  -----------  -----------  -----------  -----------  ----------
                                      -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares
  outstanding.......................                                                                         95,963(h)
Net income per share................                                                                     $     0.07
                                                                                                         ----------
                                                                                                         ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               FISCAL 1998
                                        PARADIGM                               INDIVIDUALLY
                                        CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                          INC.       EAST, INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                      -------------  -----------  -----------  -----------  -----------  ----------
Revenues............................    $  66,161     $  12,906    $  16,832    $  17,701    $           $  113,600
Cost of revenues....................       50,571         8,843       12,525       12,879                    84,818
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit..................       15,590         4,063        4,307        4,822                    28,782

Selling, general and administrative
  expenses..........................       10,011         3,156        2,378        3,887       (1,460)(b)     18,507
                                                                                                   535(c)
Amortization expense................                         10                                    815(d)        825
Non-recurring acquisition costs.....        1,105                                               (1,105)(e)
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..............        4,474           897        1,929          935        1,215        9,450

Other (income) expense:
  Interest expense..................          226            80           85          104         (295)(f)        200
  Interest income...................         (128)          (60)         (10)                      198(f)
  Other.............................          (58)         (153)         (50)         (68)                     (329)
                                      -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.............................        4,434         1,030        1,904          899        1,312        9,579
Provision for income taxes..........          502            42           38          220        3,413(g)      4,215
                                      -------------  -----------  -----------  -----------  -----------  ----------
Net income..........................    $   3,932     $     988    $   1,866    $     679    $  (2,101)  $    5,364
                                      -------------  -----------  -----------  -----------  -----------  ----------
                                      -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares
  outstanding.......................                                                                         95,963(h)
Net income per share................                                                                     $     0.06
                                                                                                         ----------
                                                                                                         ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                   FISCAL 1998
                                            PARADIGM                               INDIVIDUALLY
                                            CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                              INC.        EAST INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                          -------------  -----------  -----------  -----------  -----------  ----------
Revenues................................   $   136,278    $  23,626    $  33,630    $  35,378    $           $  228,912
Cost of revenues........................       102,129       15,553       25,407       26,061                   169,150
                                          -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit......................        34,149        8,073        8,223        9,317                    59,762

Selling, general and administrative
  expenses..............................        21,525        6,063        4,961        8,138       (2,172)(b)     39,197
                                                                                                       682(c)
Amortization expense....................                         22                                  1,629(d)      1,651
Non-recurring acquisition costs.........         2,274                                              (2,274)(e)
                                          -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..................        10,350        1,988        3,262        1,179        2,135       18,914

Other (income) expense:
  Interest expense......................           324          174          124          210         (432)(f)        400
  Interest income.......................          (168)        (111)         (27)          (3)         309(f)
Other...................................           (53)        (323)         (67)        (136)                     (579)
                                          -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.................................        10,247        2,248        3,232        1,108        2,258       19,093
Provision for income taxes..............         3,524          173           39          245        4,420(g)      8,401
                                          -------------  -----------  -----------  -----------  -----------  ----------
Net income..............................   $     6,723    $   2,075    $   3,193    $     863    $  (2,162)  $   10,692
                                          -------------  -----------  -----------  -----------  -----------  ----------
                                          -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares outstanding.....                                                                         95,963(h)
Net income per share....................                                                                     $     0.11
                                                                                                             ----------
                                                                                                             ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Represents payment of debt with available cash, the forgiveness of the receivable from U.S. Office Products and the allocation of a total of $5,000 of debt to the Company at the date of the Distribution. The forgiveness of the receivable and the incremental debt allocated to the Company have been reflected as a reduction of capital of $6,321.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(b) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

(c) Adjustment to reflect additional corporate overhead during the period prior to the formation of the Technology Solutions division by U.S. Office Products as if the division had been formed at May 1, 1996.

(d) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over periods ranging from 25-40 years.

(e) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $2,274 for the fiscal year ended April 26, 1997 and $1,105 for the six months ended October 26, 1996.

(f) Adjustment to reflect the increase in interest expense and reduction in interest income resulting from the forgiveness of the receivable from U.S. Office Products and the net allocation of $6,321 of debt by U.S. Office Products.

(g) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 44%. The difference between the effective tax rate of 44% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(h) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of Paradigm Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to consummation of the Distribution and is expected to be less than one share of Paradigm Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  of Paradigm Concepts, Inc.

    In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Paradigm Concepts, Inc. ("Paradigm") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the fiscal years ended March 31, 1995, March 31, 1996 and April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Paradigm's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Fortran Corp., a wholly-owned subsidiary, which statements reflect total revenues of $20,243,000 and $20,775,000 for the fiscal years ended March 31, 1995 and 1996, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Fortran Corp., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 4, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
  Fortran Corp.
  Newington, Virginia

    We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows for the years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to and above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and 1995 and the results of its operations and its cash flows for three years ended March 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

RUBIN, KOEHMSTEDT AND NADLER

Springfield, Virginia

June 7, 1996, except for Note 9,
as to which the date is
October 24, 1996

                            PARADIGM CONCEPTS, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                 APRIL 30,  APRIL 26,  OCTOBER 25,
                            ASSETS                                 1996       1997        1997
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents....................................  $   5,609  $   1,106   $     579
  Accounts receivable, less allowance for doubtful accounts of
    $123, $351 and $790, respectively..........................     19,966     22,342      42,406
  Inventories..................................................      4,451      3,904      10,169
  Receivable from U.S. Office Products.........................                 1,216      10,799
  Prepaid expenses and other current assets....................      1,287      4,575       6,343
                                                                 ---------  ---------  -----------
      Total current assets.....................................     31,313     33,143      70,296

Property and equipment, net....................................      1,755      2,163       4,968
Goodwill, net..................................................                            62,204
Other assets...................................................        877      2,005         433
                                                                 ---------  ---------  -----------
      Total assets.............................................  $  33,945  $  37,311   $ 137,901
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------


             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt..............................................  $   5,580  $      76   $   1,306
  Accounts payable.............................................     10,805     11,803      24,612
  Accrued compensation.........................................      1,857      1,651       4,799
  Other accrued liabilities....................................      4,407      6,345      10,044
                                                                 ---------  ---------  -----------
      Total current liabilities................................     22,649     19,875      40,761

Long-term debt.................................................        799        167       1,527
Long-term payable to U.S. Office Products......................                 4,786       7,224
Deferred income taxes..........................................                   857         857
                                                                 ---------  ---------  -----------
      Total liabilities........................................     23,448     25,685      50,369
                                                                 ---------  ---------  -----------

Commitments and contingencies

Stockholder's equity:
  Divisional equity............................................        148        148      72,069
  Retained earnings............................................     10,349     11,478      15,463
                                                                 ---------  ---------  -----------
      Total stockholder's equity...............................     10,497     11,626      87,532
                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's equity...............  $  33,945  $  37,311   $ 137,901
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                                  FOR THE SIX
                                                           FOR THE FISCAL YEAR ENDED              MONTHS ENDED
                                                      ------------------------------------  ------------------------
                                                       MARCH 31,    MARCH 31,   APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                         1995         1996         1997        1996         1997
                                                      -----------  -----------  ----------  -----------  -----------

                                                                                                  (UNAUDITED)
Revenues:
  Products..........................................   $  74,645    $  97,567   $  111,746   $  54,569    $  64,541
  Services..........................................      14,354       16,488       24,532      11,592       15,064
                                                      -----------  -----------  ----------  -----------  -----------
    Total revenues..................................      88,999      114,055      136,278      66,161       79,605
                                                      -----------  -----------  ----------  -----------  -----------
Cost of revenues:
  Products..........................................      58,351       76,640       91,148      45,521       53,426
  Services..........................................       7,507        7,473       10,981       5,050        7,414
                                                      -----------  -----------  ----------  -----------  -----------
    Total cost of revenues..........................      65,858       84,113      102,129      50,571       60,840
                                                      -----------  -----------  ----------  -----------  -----------
    Gross profit....................................      23,141       29,942       34,149      15,590       18,765
Selling, general and administrative expenses........      14,942       20,510       21,525      10,011       12,329
Non-recurring acquisition costs.....................                                 2,274       1,105
                                                      -----------  -----------  ----------  -----------  -----------
    Operating income................................       8,199        9,432       10,350       4,474        6,436
Other (income) expense:
  Interest expense..................................         331          420          324         226           50
  Interest income...................................        (118)        (416)        (168)       (128)        (267)
  Other.............................................        (111)        (964)         (53)        (58)          11
                                                      -----------  -----------  ----------  -----------  -----------
Income before provision for income taxes............       8,097       10,392       10,247       4,434        6,642
Provision for income taxes..........................         401          750        3,524         502        2,657
                                                      -----------  -----------  ----------  -----------  -----------
Net income..........................................   $   7,696    $   9,642   $    6,723   $   3,932    $   3,985
                                                      -----------  -----------  ----------  -----------  -----------
                                                      -----------  -----------  ----------  -----------  -----------

Unaudited pro forma net income (see Note 9).........   $   5,081    $   6,441   $    4,592   $   3,010    $   3,985
                                                      -----------  -----------  ----------  -----------  -----------
                                                      -----------  -----------  ----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                                                          TOTAL
                                                                              DIVISIONAL   RETAINED   STOCKHOLDER'S
                                                                                EQUITY     EARNINGS      EQUITY
                                                                              -----------  ---------  -------------
Balance at March 31, 1994...................................................   $     440   $   6,305    $   6,745
  Transactions of Pooled Companies:
    Capital distribution....................................................        (292)                    (292)
    Cash dividends..........................................................                  (3,087)      (3,087)
  Net income................................................................                   7,696        7,696
                                                                              -----------  ---------  -------------
Balance at March 31, 1995...................................................         148      10,914       11,062
  Cash dividends at Pooled Companies........................................                  (7,389)      (7,389)
  Adjustments to conform the fiscal year-ends of Pooled Companies...........                  (2,818)      (2,818)
  Net income................................................................                   9,642        9,642
                                                                              -----------  ---------  -------------
Balance at April 30, 1996...................................................         148      10,349       10,497
  Cash dividends paid and declared at Pooled Companies......................                  (5,594)      (5,594)
  Net income................................................................                   6,723        6,723
                                                                              -----------  ---------  -------------
Balance at April 26, 1997...................................................         148      11,478       11,626
Unaudited data:
  Issuance of U.S. Office Products common stock in conjunction with
    acquisitions............................................................      71,921                   71,921
  Net income................................................................                   3,985        3,985
                                                                              -----------  ---------  -------------
Balance at October 25, 1997 (unaudited).....................................   $  72,069   $  15,463    $  87,532
                                                                              -----------  ---------  -------------
                                                                              -----------  ---------  -------------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                     FOR THE SIX
                                                              FOR THE FISCAL YEAR ENDED              MONTHS ENDED
                                                        -------------------------------------  ------------------------
                                                         MARCH 31,    MARCH 31,    APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                           1995         1996         1997         1996         1997
                                                        -----------  -----------  -----------  -----------  -----------

                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income..........................................   $   7,696    $   9,642    $   6,723    $   3,932    $   3,985
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization expense.............         454          494          541          217          416
    Non-recurring acquisition costs...................                                 2,274        1,105
    Gain on sale of division at Pooled Company........                     (761)
    Deferred taxes....................................                      (66)         645
    Changes in current assets and liabilities (net of
      assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable.............................      (5,963)      (5,441)      (2,376)      (1,889)      (3,607)
      Inventory.......................................      (2,162)         595          547        1,324          237
      Prepaid expenses and other current assets.......         140         (585)      (3,120)         198        2,588
      Accounts payable................................       4,272         (475)         997       (1,532)       4,159
      Accrued liabilities.............................       1,652          867           20          563        3,084
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash provided by operating activities.....       6,089        4,270        6,251        3,918       10,862
                                                        -----------  -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals.........................................        (888)        (552)        (949)        (518)        (838)
  Payments of non-recurring acquisition costs.........                                (1,814)        (317)        (460)
  Deposits............................................         (83)        (421)      (1,312)      (1,287)
  Cash received in sale of division at Pooled
    Company...........................................                    1,275
  Cash received in acquisitions.......................                                                             320
  Other...............................................          12            4          161
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) investing
          activities..................................        (959)         306       (3,914)      (2,122)        (978)
                                                        -----------  -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from (payments of) short-term debt, net....        (491)       3,683       (5,504)      (1,299)      (1,103)
  Proceeds from issuance of long-term debt............       2,126        1,196          305           17
  Payments of long-term debt..........................                     (698)        (937)         (32)        (843)
  Payments of dividends at Pooled Companies...........      (3,087)      (7,389)      (4,274)      (2,243)      (1,320)
  Advances from (payments to) U.S. Office Products
    Company...........................................                                 3,570        1,400       (7,145)
  Capital distributed to stockholders of Pooled
    Company...........................................        (292)
  Net change in cash due to conforming fiscal year-
    ends of certain Pooled Companies..................                      176
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash used in financing activities.........      (1,744)      (3,032)      (6,840)      (2,157)     (10,411)
                                                        -----------  -----------  -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents..       3,386        1,544       (4,503)        (361)        (527)
Cash and cash equivalents at beginning of period......         679        4,065        5,609        5,609        1,106
                                                        -----------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period............   $   4,065    $   5,609    $   1,106    $   5,248    $     579
                                                        -----------  -----------  -----------  -----------  -----------
                                                        -----------  -----------  -----------  -----------  -----------

                            PARADIGM CONCEPTS, INC.

                                 (IN THOUSANDS)

                                                                                                           FOR THE SIX
                                                                FOR THE FISCAL YEAR ENDED                  MONTHS ENDED
                                                        -----------------------------------------  ----------------------------
                                                          MARCH 31,      MARCH 31,     APRIL 26,    OCTOBER 26,    OCTOBER 25,
                                                            1995           1996          1997          1996           1997
                                                        -------------  -------------  -----------  -------------  -------------

                                                                                                           (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid.......................................    $     335      $     526     $     282     $     139      $      64
  Income taxes paid...................................    $     422      $     452     $   2,460     $     491      $     704

    The Company issued common stock in connection with certain business combinations during the six months ended October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                  FOR THE SIX
                                                            FOR THE FISCAL YEAR ENDED             MONTHS ENDED
                                                       -----------------------------------  ------------------------
                                                       APRIL 30,   APRIL 30,    APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                          1995        1996        1997         1996         1997
                                                       ----------  ----------  -----------  -----------  -----------

                                                                                                  (UNAUDITED)
Accounts receivable..................................  $           $            $            $            $  16,457
Inventories..........................................                                                         6,503
Prepaid expenses and other current assets............                                                         2,608
Property and equipment...............................                                                         2,347
Goodwill.............................................                                                        62,241
Other assets.........................................                                                           174
Short-term debt......................................                                                        (2,332)
Accounts payable.....................................                                                        (8,651)
Accrued liabilities..................................                                                        (5,543)
Long-term debt.......................................                                                        (2,203)
                                                       ----------  ----------  -----------  -----------  -----------
    Net assets acquired..............................  $           $            $            $            $  71,601
                                                       ----------  ----------  -----------  -----------  -----------
                                                       ----------  ----------  -----------  -----------  -----------
The acquisitions were funded as follows:
Common stock.........................................  $           $            $            $            $  71,921
Cash received........................................                                                          (320)
                                                       ----------  ----------  -----------  -----------  -----------
    Total............................................  $           $            $            $            $  71,601
                                                       ----------  ----------  -----------  -----------  -----------
                                                       ----------  ----------  -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    Paradigm Concepts, Inc. (the "Company") is a Delaware corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Technology Solutions division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with U.S. Office Products' Technology Solutions division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Technology Solutions division was created by U.S. Office Products in January 1997 and completed five business combinations accounted for under the pooling-of-interests method during the period from October 1996 to April 1997 ("the Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 8 for further discussion of interest expense.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on March 31 and December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from March 31 and December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight line basis over estimated useful lives of 25-40 years. Management periodically evaluates the recoverability of

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

REVENUE RECOGNITION

    Product revenue is recognized upon the delivery of products to customers as no additional obligations to the customers exist. Returns of the Company's product are considered immaterial. Service revenue is recognized as the services are performed and is derived from professional services which are generally provided to clients on a "time and expenses" basis. Payments received in advance of services performed are recorded as deferred revenue. The Company also performs a limited number of fixed-price engagements under which revenue is recognized using the percentage-of-completion method (based on the ratio of costs incurred to total estimated costs). Provision for estimated losses on engagement is made during the period in which the loss becomes probable and can be reasonably estimated. To date, such losses have been insignificant. The Company reports revenue net of reimbursable expenses which are billed to and collected from clients.

    The American Institute of Public Accountants has approved a new Statement of Position ("SOP"), SOP 97-2 which will supersede SOP 91-1, "Software Revenue Recognition." Management has assessed this new statement and believes that its adoption will not have a material effect on the timing of the Company's revenue recognition or cause changes to its revenue recognition policies.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal, and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations.

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS No. 128 in the fiscal year ended April 25, 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in the fiscal year ended April 24, 1999.

UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997, the Company issued U.S. Office Products common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. All of the Pooled Companies previously reported on fiscal years ending other than April 30, 1996 and April 26, 1997. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

    Commencing on May 1, 1996, the year-ends of the Pooled Companies were changed to April 26, 1997, resulting in an adjustment to retained earnings of $(2,818) during the fiscal year ended April 30, 1996. This adjustment consisted of revenues, costs and expenses, and dividends of $17,294, $15,026 and $5,086,

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED) respectively, during the period of time between the Pooled Companies most recently completed year-end and April 30, 1996.

    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                              PARADIGM
                                                                              CONCEPTS,      POOLED
                                                                                INC.        COMPANIES    COMBINED
                                                                            -------------  -----------  ----------
For the fiscal year ended March 31, 1995
  Revenues................................................................    $             $  88,999   $   88,999
  Net income..............................................................    $             $   7,696   $    7,696
For the fiscal year ended March 31, 1996
  Revenues................................................................    $             $ 114,055   $  114,055
  Net income..............................................................    $             $   9,642   $    9,642
For the fiscal year ended April 26, 1997
  Revenues................................................................    $  57,656     $  78,622   $  136,278
  Net income..............................................................    $   2,109     $   4,614   $    6,723
For the six months ended October 26, 1996 (unaudited):
  Revenues................................................................    $   2,868     $  63,293   $   66,161
  Net income..............................................................    $     264     $   3,668   $    3,932
For the six months ended October 25, 1997 (unaudited):
  Revenues................................................................    $  79,605     $           $   79,605
  Net income..............................................................    $   3,985     $           $    3,985

NOTE 5--PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses and other current assets consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Unbilled percentage-of-completion revenues...............................   $     725    $   2,871
Other....................................................................         562        1,704
                                                                           -----------  -----------
    Total prepaid expenses and other current assets......................   $   1,287    $   4,575
                                                                           -----------  -----------
                                                                           -----------  -----------

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 6--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                           APRIL 30,  APRIL 26,
                                                                             1996       1997
                                                                           ---------  ---------
Land.....................................................................  $     143  $     143
Buildings................................................................        374        374
Furniture and fixtures...................................................      2,277      3,184
Warehouse equipment......................................................        323        272
Equipment under capital leases...........................................        169        252
Leasehold improvements...................................................        211        155
                                                                           ---------  ---------
                                                                               3,497      4,380
Less: Accumulated depreciation...........................................     (1,742)    (2,217)
                                                                           ---------  ---------
Net property and equipment...............................................  $   1,755  $   2,163
                                                                           ---------  ---------
                                                                           ---------  ---------

    Depreciation expense for the fiscal years ended March 31, 1995 and 1996 and April 26, 1997 was $454, $494 and $541, respectively.

NOTE 7--GOODWILL

    Goodwill consists of the following:

                                                                                   OCTOBER 25,
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
Goodwill.........................................................................   $  62,241
Less: Accumulated amortization...................................................         (37)
                                                                                   -----------
  Net goodwill...................................................................   $  62,204
                                                                                   -----------
                                                                                   -----------

    Amortization expense for the six months ended October 25, 1997 was $37.

NOTE 8--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Credit facility with bank, average interest rate of 8.5% at April 30,
  1996. .................................................................   $   4,080    $
Payable to Pooled Company shareholder....................................       1,208
Current maturities of long-term debt.....................................         292           76
                                                                           -----------         ---
Total short-term debt....................................................   $   5,580    $      76
                                                                           -----------         ---
                                                                           -----------         ---

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Notes payable, secured by certain assets of the Company, interest rates
  ranging from 7.8% to 8.4%. ............................................   $   1,002    $     111
Capital lease obligations................................................          89          132
                                                                           -----------  -----------
                                                                                1,091          243
Less: Current maturities of long-term debt...............................        (292)         (76)
                                                                           -----------  -----------
      Total long-term debt...............................................   $     799    $     167
                                                                           -----------  -----------
                                                                           -----------  -----------

MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998................................................................  $      76
1999................................................................        124
2000................................................................         43
                                                                      ---------
    Total maturities of long-term debt                                $     243
                                                                      ---------
                                                                      ---------

PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996...........................................  $
Payments of long-term debt of Pooled Companies upon acquisition.....      1,710
Payments of acquisition costs.......................................      1,362
Allocated corporate expenses........................................        388
Operating costs paid by U.S. Office Products........................      1,326
                                                                      ---------
Balance at April 26, 1997...........................................  $   4,786
                                                                      ---------
                                                                      ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $1,321.

    The Company has earned interest on the receivable from U.S. Office Products at the prime rate in effect at the time. The receivable from U.S. Office Products was generated by the Company primarily as a result of U.S. Office Products sweeping the Company's excess cash through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
daily basis. U.S. Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest income from U.S. Office Products totaling $146 during the year ended April 26, 1997. If the Company had been charged interest on the long-term payable to U.S. Office Products during fiscal 1997, interest income would have totaled $51.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $5.0 million of debt by U.S. Office Products resulting in incremental debt of approximately $6.3 million at October 25, 1997, which would be reflected in the financial statements as a reduction in stockholder's equity. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

NOTE 9--INCOME TAXES

    The provision for income taxes consists of:

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Income taxes currently payable:
  Federal...................................................   $     211    $     485    $   2,102
  State.....................................................         190          331          777
                                                                   -----        -----   -----------
                                                                     401          816        2,879
                                                                   -----        -----   -----------
Deferred income tax expense (benefit).......................                      (66)         645
                                                                   -----        -----   -----------
      Total provision for income taxes......................   $     401    $     750    $   3,524
                                                                   -----        -----   -----------
                                                                   -----        -----   -----------

    Deferred taxes are comprised of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Current deferred tax assets:
  Inventory..............................................................   $      50    $     105
  Allowance for doubtful accounts........................................          16           49
  Accrued liabilities....................................................                      124
                                                                                  ---        -----
      Total current deferred tax assets..................................          66          278
                                                                                  ---        -----
Long-term deferred tax liabilities:
  Property and equipment.................................................                       24
  Other..................................................................                     (881)
                                                                                  ---        -----
      Total long-term deferred tax liabilities...........................                     (857)
                                                                                  ---        -----
      Net deferred tax asset (liability).................................   $      66    $    (579)
                                                                                  ---        -----
                                                                                  ---        -----

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
U.S. federal statutory rate.................................        35.0%        35.0%        35.0%
State income taxes, net of federal income tax benefit.......         2.2          3.0          5.9
Subchapter S corporation income not subject to corporate
  level taxation............................................       (32.3)       (30.8)       (20.8)
Nondeductible acquisition costs.............................                                   7.8
Other.......................................................                                   6.5
                                                                   -----        -----        -----
Effective income tax rate...................................         4.9%         7.2%        34.4%
                                                                   -----        -----        -----
                                                                   -----        -----        -----

    Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to their acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Net income per consolidated statement of income.............   $   7,696    $   9,642    $   6,723
Pro forma income tax provision adjustment...................       2,615        3,201        2,131
                                                              -----------  -----------  -----------
Pro forma net income........................................   $   5,081    $   6,441    $   4,592
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                             CAPITAL     OPERATING
                                                                             LEASES       LEASES
                                                                           -----------  -----------
1998.....................................................................   $      76    $     653
1999.....................................................................          58          598
2000.....................................................................          19          496
2001.....................................................................                      479
2002.....................................................................                      192
Thereafter...............................................................                      431
                                                                                -----   -----------
Total minimum lease payments.............................................         153    $   2,849
                                                                                        -----------
                                                                                        -----------
Less: Amounts representing interest......................................         (21)
                                                                                -----
Present value of net minimum lease payments..............................   $     132
                                                                                -----
                                                                                -----

    Rent expense for all operating leases for the fiscal years ended March 31, 1995 and 1996 and April 26, 1997 was $724, $778 and $871, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility are expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the Distribution, the Company, U.S. Office Products and the other Spin-Off Companies, will enter into a Distribution Agreement, Tax Allocation Agreement, and Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement. These agreements are expected to provide, among other things, for U.S. Office Products and the Company to

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED) indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of the Company and the other Spin-Off Companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other Spin-Off Companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other Spin-Off Companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the technology business, between U.S. Office Products and the Company and the other Spin-Off Companies.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the fiscal years ended March 31, 1995 and 1996 and April 26, 1997, the subsidiaries incurred expenses totaling $314, $367 and $390, respectively, related to these plans.

NOTE 13--STOCKHOLDERS' EQUITY

EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. The Company expects to adopt an employee stock option plan at approximately the time of the Distribution. Upon the Distribution, the Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 580,027 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under a services agreement entered into with Jonathan J. Ledecky ("the Ledecky Services Agreement"), the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for Company Common Stock from the Company as of the date of the Distribution. The U.S. Office Products Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company Common Stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of Common Stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's Common Stock is first publicly traded.

                            PARADIGM CONCEPTS, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the fiscal years ended March 31, 1996 and April 26, 1997 and the fiscal year ending.

                                                                       FISCAL YEAR ENDED MARCH 31, 1996
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  30,536  $  27,653  $  27,173  $  28,693  $  114,055
Gross profit..............................................      9,490      7,462      6,249      6,741      29,942
Operating income (loss)...................................      5,296      3,036      1,222       (122)      9,432
Net income................................................      5,315      2,936      1,103        288       9,642
Pro forma income (see Note 9).............................      3,550      1,961        737        193       6,441

                                                                       FISCAL YEAR ENDED APRIL 26, 1997
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  34,263  $  31,898  $  35,133  $  34,984  $  136,278
Gross profit..............................................      7,982      7,608      9,655      8,904      34,149
Operating income..........................................      2,695      1,779      3,056      2,820      10,350
Net income................................................      2,617      1,315      1,708      1,083       6,723
Pro forma income (see Note 9).............................      1,787        898      1,167        740       4,592

NOTE 15--SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed five business combinations accounted for under the purchase method in exchange for U.S. Office Products common stock with a market value on their respective dates of acquisition of approximately $71.9 million. The results of operations for the six months ended October 25, 1997 include the results of the acquired companies from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the Distribution and acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 26, 1997
                                                                              ----------------
Revenues....................................................................     $  228,912
Net income..................................................................         10,692

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                                   TDOP, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to the spin-off of TDOP, Inc. (the "Company"), formerly the Corporate Travel Services division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products shareholders (the "Distribution") and acquisitions completed through February 13, 1998.

    The pro forma combined balance sheet gives effect to the Distribution and the acquisition of an individually insignificant company after October 25, 1997 (the "Post October 25, 1997 Purchase Acquisition"), as if all such transactions had occurred as of the Company's most recent balance sheet date, October 25, 1997.

    The pro forma combined statement of income for the fiscal year ended April 26, 1997 gives effect to (i) the Distribution; (ii) the acquisition of one individually insignificant company acquired in a business combination accounted for under the purchase method completed during the fiscal year ended April 26, 1997 (the "Fiscal 1997 Purchase Acquisition"); and (iii) the acquisitions of Associated Travel Services, Inc. ("Associated Travel"), Evans Travel Group, Inc. and Evans Consulting Services, Inc. ("Evans Travel"), McGregor Travel Management, Inc. ("McGregor Travel"), Omni Travel Service, Inc. ("Omni Travel"), Travel Consultants, Inc. and Envisions Vacations, Inc. ("Travel Consultants") and two other individually insignificant companies in business combinations accounted for under the purchase method and completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the year ended April 26, 1997 includes (i) the audited financial information of the Company for the year ended April 26, 1997; (ii) the unaudited financial information of the Fiscal 1997 Purchase Acquisitions for the period May 1, 1996 through their respective dates of acquisition; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statement of income for the six months ended October 25, 1997 gives effect to the Distribution and the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on April 27, 1997. The pro forma combined statement of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company for the six months ended October 25, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 gives effect to (i) the Distribution; (ii) the fiscal 1997 Purchase Acquisition; and (iii) the Fiscal 1998 Purchase Acquisitions, as if all such transactions had occurred on May 1, 1996. The pro forma combined statement of income for the six months ended October 26, 1996 includes (i) the unaudited financial information of the Company for the six months ended October 26, 1996;
(ii) the unaudited financial information of the fiscal 1997 Purchase Acquisition for the six months ended October 26, 1996; and (iii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the six months ended October 26, 1996.

    The historical financial statements of the Company give retroactive effect to the results of the four companies acquired by the Company during the year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate

                                   TDOP, INC.

                                  (UNAUDITED)

overheads have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including, revenues, number and size of acquisitions and number of employees.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K.

                                   TDOP, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                       POST OCTOBER
                                                                            25,
                                                                       1997 PURCHASE    PRO FORMA    PRO FORMA
                                                         TDOP, INC.     ACQUISITION    ADJUSTMENTS   COMBINED
                                                         -----------  ---------------  -----------  -----------
                                                    ASSETS
Current assets:
  Cash and cash equivalents............................   $   4,492      $     695      $  (5,187)(b)  $
  Accounts receivable, net.............................      21,422            319                      21,741
  Receivable from U.S. Office Products.................       1,779                        (1,779)(b)
  Prepaid and other current assets.....................       1,524             23                       1,547
                                                         -----------       -------     -----------  -----------
      Total current assets.............................      29,217          1,037         (6,966)      23,288

Property and equipment, net............................      18,545            214                      18,759
Intangible assets, net.................................      83,966            604          1,058(a)     85,628
Other assets...........................................       1,717              9                       1,726
                                                         -----------       -------     -----------  -----------
      Total assets.....................................   $ 133,445      $   1,864      $  (5,908)   $ 129,401
                                                         -----------       -------     -----------  -----------
                                                         -----------       -------     -----------  -----------

                                     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short term debt......................................   $   3,005      $              $  (2,076)(b)  $     929
  Accounts payable.....................................       5,658            640                       6,298
  Accrued compensation.................................       4,408             14                       4,422
  Other accrued liabilities............................       7,360                                      7,360
                                                         -----------       -------     -----------  -----------
      Total current liabilities........................      20,431            654         (2,076)      19,009

Long-term debt.........................................       6,070            787          7,214(b)     14,071
Long-term payable to U.S. Office Products..............       6,753                        (6,753)(b)
Deferred income taxes..................................         155                                        155
Other long-term liabilities............................       1,652                                      1,652
                                                         -----------       -------     -----------  -----------
      Total liabilities................................      35,061          1,441         (1,615)      34,887

Stockholder's equity:
  Divisional equity....................................      88,388                         1,481(a)     84,518
                                                                                           (5,351)(b)
  Cumulative translation adjustment....................          (2)                                        (2)
  Retained earnings....................................       9,998            423           (423)(a)      9,998
                                                         -----------       -------     -----------  -----------
      Total stockholder's equity.......................      98,384            423         (4,293)      94,514
                                                         -----------       -------     -----------  -----------
      Total liabilities and stockholder's equity.......   $ 133,445      $   1,864      $  (5,908)   $ 129,401
                                                         -----------       -------     -----------  -----------
                                                         -----------       -------     -----------  -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                              INDIVIDUALLY
                                                                                                              INSIGNIFICANT
                                                                                                               FISCAL 1998
                                      TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI        TRAVEL        PURCHASE
                                      INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL     CONSULTANTS   ACQUISITIONS
                                    ---------  -----------  ---------  -----------  ---------  -------------  -------------
Revenues..........................  $  46,557   $   7,146   $   1,524   $  13,134   $   2,983    $   7,052      $   4,180
Operating expenses................     26,215       4,034         669       7,887       1,259        3,955          1,163
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
  Gross profit....................     20,342       3,112         855       5,247       1,724        3,097          3,017

General and administrative
  expenses........................     14,990       1,989         401       3,148       1,132        2,138          2,744
Amortization Expense..............        649         197          15          87                       47
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
  Operating income................      4,703         926         439       2,012         592          912            273
Other (income) expense:
  Interest expense................        207          32           4          63           1           41             14
  Interest income.................       (216)        (35)                    (61)        (28)                         (6)
  Other...........................        (38)        (47)
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Income before provision for income
  taxes...........................      4,750         976         435       2,010         619          871            265
Provision for income taxes........      2,185         252                       7                                      44
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Net income........................  $   2,565   $     724   $     435   $   2,003   $     619    $     871      $     221
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
                                    ---------  -----------  ---------  -----------  ---------       ------         ------
Pro forma weighted average shares
  outstanding.....................
Pro forma net income per share....


                                      PRO FORMA     PRO FORMA
                                     ADJUSTMENTS    COMBINED
                                    -------------  -----------
Revenues..........................    $             $  82,576
Operating expenses................                     45,182
                                    -------------  -----------
  Gross profit....................                     37,394
General and administrative
  expenses........................         (265)(c)     26,277
Amortization Expense..............          782(e)      1,777
                                    -------------  -----------
  Operating income................         (517)        9,340
Other (income) expense:
  Interest expense................          238(g)        600
  Interest income.................          346(g)
  Other...........................                        (85)
                                    -------------  -----------
Income before provision for income
  taxes...........................       (1,101)        8,825
Provision for income taxes........        1,571(h)      4,059
                                    -------------  -----------
Net income........................    $  (2,672)    $   4,766
                                    -------------  -----------
                                    -------------  -----------
Pro forma weighted average shares
  outstanding.....................                     95,963(i)
Pro forma net income per share....                  $    0.05
                                                   -----------
                                                   -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                 INDIVIDUALLY   INDIVIDUALLY
                                                                                                 INSIGNIFICANT  INSIGNIFICANT
                                                                                                  FISCAL 1998    FISCAL 1997
                         TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI        TRAVEL        PURCHASE       PURCHASE
                         INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL     CONSULTANTS    ACQUISITION   ACQUISITIONS
                       ---------  -----------  ---------  -----------  ---------  -------------  -------------  -------------
Revenues.............  $  29,013   $  14,473   $   2,270   $  11,324   $   3,171    $   5,851      $   2,988      $   2,119
Operating expenses...     15,100       8,472       1,174       6,400       1,175        3,658          1,086          1,530
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
  Gross profit.......     13,913       6,001       1,096       4,924       1,996        2,193          1,902            589

General and
  administrative
  expenses...........     10,231       4,859         964       4,325       1,386        1,793          1,755          1,142
Amortization
  Expense............        365         140           9          59                       18              4
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
  Operating income
    (loss)...........      3,317       1,002         123         540         610          382            143           (553)

Other (income)
  expense:
  Interest expense...        190          60           7          53           2           44             16
  Interest income....       (159)        (49)          0         (25)        (33)                         (4)
  Other..............         30
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Income (loss) before
  provision for
  income taxes.......      3,256         991         116         512         641          338            131           (553)
Provision for income
  taxes..............        566         624          22                                                  19
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Net income (loss)....  $   2,690   $     367   $      94   $     512   $     641    $     338      $     112      $    (553)
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
                       ---------  -----------  ---------  -----------  ---------       ------         ------         ------
Pro forma weighted
  average shares
  outstanding........
Pro forma net income
  per share..........


                         PRO FORMA     PRO FORMA
                        ADJUSTMENTS    COMBINED
                       -------------  -----------
Revenues.............    $             $  71,209
Operating expenses...                     38,595
                       -------------  -----------
  Gross profit.......                     32,614
General and
  administrative
  expenses...........       (3,560)(c)     23,383
                               488(d)
Amortization
  Expense............        1,002(e)      1,597
                       -------------  -----------
  Operating income
    (loss)...........        2,070         7,634
Other (income)
  expense:
  Interest expense...          228(g)        600
  Interest income....          270(g)
  Other..............                         30
                       -------------  -----------
Income (loss) before
  provision for
  income taxes.......        1,572         7,004
Provision for income
  taxes..............        1,991(h)      3,222
                       -------------  -----------
Net income (loss)....    $    (419)    $   3,782
                       -------------  -----------
                       -------------  -----------
Pro forma weighted
  average shares
  outstanding........                     95,963(i)
Pro forma net income
  per share..........                  $    0.04
                                      -----------
                                      -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                               INDIVIDUALLY   INDIVIDUALLY
                                                                                               INSIGNIFICANT  INSIGNIFICANT
                                                                                                FISCAL 1998    FISCAL 1997
                         TDOP,    ASSOCIATED     EVANS     MCGREGOR      OMNI       TRAVEL       PURCHASE       PURCHASE
                         INC.       TRAVEL      TRAVEL      TRAVEL      TRAVEL    CONSULTANTS  ACQUISITIONS    ACQUISITION
                       ---------  -----------  ---------  -----------  ---------  -----------  -------------  -------------
Revenues.............  $  57,677   $  31,289   $   5,662   $  22,445   $   6,351   $  11,850     $   6,490      $   2,630
Operating expenses...     31,541      18,098       2,948      12,443       2,346       7,347         2,287          2,005
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
  Gross profit.......     26,136      13,191       2,714      10,002       4,005       4,503         4,203            625

General and
  administrative
  expenses...........     19,684      10,999       2,007       8,103       2,792       3,650         3,840          1,454
Amortization
  Expense............        548         213          18         120                      63             8
Non-recurring
  acquisition
  costs..............      1,156
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
  Operating income
    (loss)...........      4,748       1,979         689       1,779       1,213         790           355           (829)

Other (income)
  expense:
  Interest expense...        587          95          14         127           4         105            27
  Interest income....       (445)        (62)         (1)        (45)        (66)                       (9)
  Other..............        118         194
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Income (loss) before
  provision for
  income taxes.......      4,488       1,752         676       1,697       1,275         685           337           (829)
Provision for income
  taxes..............      1,145       1,048                                 (50)                       79
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Net income (loss)....  $   3,343   $     704   $     676   $   1,697   $   1,325   $     685     $     258      $    (829)
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
                       ---------  -----------  ---------  -----------  ---------  -----------       ------         ------
Pro forma weighted
  average shares
  outstanding........
Pro forma net income
  per share..........


                         PRO FORMA     PRO FORMA
                        ADJUSTMENTS    COMBINED
                       -------------  -----------
Revenues.............                  $ 144,394
Operating expenses...                     79,015
                       -------------  -----------
  Gross profit.......                     65,379
General and
  administrative
  expenses...........       (7,119)(c)     46,278
                               868(d)
Amortization
  Expense............        2,004(e)      2,974
Non-recurring
  acquisition
  costs..............       (1,156)(f)
                       -------------  -----------
  Operating income
    (loss)...........        5,403        16,127
Other (income)
  expense:
  Interest expense...          241(g)      1,200
  Interest income....          628(g)
  Other..............                        312
                       -------------  -----------
Income (loss) before
  provision for
  income taxes.......        4,534        14,615
Provision for income
  taxes..............        4,501(h)      6,723
                       -------------  -----------
Net income (loss)....    $      33     $   7,892
                       -------------  -----------
                       -------------  -----------
Pro forma weighted
  average shares
  outstanding........                     95,963(i)
Pro forma net income
  per share..........                  $    0.08
                                      -----------
                                      -----------

       See accompanying notes to pro forma combined financial statements.

                                   TDOP, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    (a) Adjustment to reflect purchase price adjustments associated with the Post October 25, 1997 Purchase Acquisition. The portion of the consideration assigned to goodwill ($1,058) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired. The Company amortizes goodwill over a period of 35 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

    (b) Represents payment of debt with available cash, the forgiveness of the receivable from U.S. Office Products by the Company and the allocation of a total of $15,000 of debt to the Company at the date of the Distribution. The forgiveness of the receivable and the incremental debt allocated to the Company has been reflected as a reduction of capital of $5,351.

2. UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

    (c) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

    (d) Adjustment to reflect additional corporate overhead during the period prior to the formation of the Corporate Travel Services division by U.S. Office Products as if the division had been formed at May 1, 1996.

    (e) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over an estimated life of 35 years.

    (f) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $1,156 for the fiscal year ended April 26, 1997.

    (g) Adjustment to reflect the increase in interest expense and reduction in interest income resulting from the net allocation of $5,351 of debt by U.S. Office Products.

    (h) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 46%. The difference between the effective tax rate of 46% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

    (i) The pro forma weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of Company Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to consummation of the Distribution and is expected to be less than one share of Company Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of

TDOP, Inc.

    In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of TDOP, Inc. (the "Company") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the fiscal years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of MTA, Inc., a wholly-owned subsidiary, which statements reflect total revenues of $11,418,751 for the period from January 25, 1995 (date of incorporation) to December 31, 1995. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for MTA, Inc., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
February 6, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
  MTA, Inc.

    We have audited the consolidated balance sheet of MTA, Inc. (the Company) as of December 31, 1995 and the related statements of income and retained earnings and of cash flows for the period from January 25, 1995 (date of incorporation) to December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MTA, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from January 25, 1995 (date of incorporation) to December 31, 1995, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Seattle, Washington

September 23, 1996

                                   TDOP, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                                 APRIL 30,  APRIL 26,  OCTOBER 25,
                                                                                   1996       1997        1997
                                                                                 ---------  ---------  -----------
                                                                                                       (UNAUDITED)
                                                      ASSETS
Current assets:
  Cash and cash equivalents....................................................  $   5,646  $   6,952   $   4,492
  Accounts receivable, less allowance for doubtful accounts of $96, $271 and
    $340, respectively.........................................................      5,449      5,965      21,422
  Receivable from U.S. Office Products.........................................                             1,779
  Prepaid expenses and other current assets....................................        655        775       1,524
                                                                                 ---------  ---------  -----------
      Total current assets.....................................................     11,750     13,692      29,217

Property and equipment, net....................................................      7,947      7,954      18,545
Intangible assets, net.........................................................      5,456      7,112      83,966
Other assets...................................................................        539        581       1,717
                                                                                 ---------  ---------  -----------
      Total assets.............................................................  $  25,692  $  29,339   $ 133,445
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Short-term debt..............................................................  $   2,059  $     456   $   3,005
  Short-term payable to U.S. Office Products...................................                 4,221
  Accounts payable.............................................................      2,385      3,226       5,658
  Accrued compensation.........................................................      1,508      1,085       4,408
  Other accrued liabilities....................................................      1,460      3,423       7,360
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................      7,412     12,411      20,431

Long-term debt.................................................................      6,366      2,012       6,070
Long-term payable to U.S. Office Products......................................                   787       6,753
Deferred income taxes..........................................................        190        196         155
Other long-term liabilities....................................................        503        450       1,652
                                                                                 ---------  ---------  -----------
      Total liabilities........................................................     14,471     15,856      35,061
                                                                                 ---------  ---------  -----------

Commitments and contingencies

Stockholder's equity:
  Divisional equity............................................................      4,093      6,050      88,388
  Cumulative translation adjustment............................................                                (2)
  Retained earnings............................................................      7,128      7,433       9,998
                                                                                 ---------  ---------  -----------
      Total stockholder's equity...............................................     11,221     13,483      98,384
                                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's equity...............................  $  25,692  $  29,339   $ 133,445
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                     FOR THE           FOR THE SIX
                                            FOR THE YEAR ENDED      FOR THE FOUR     FISCAL            MONTHS ENDED
                                        --------------------------  MONTHS ENDED   YEAR ENDED    ------------------------
                                        DECEMBER 31,  DECEMBER 31,   APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                            1994          1995          1996          1997          1996         1997
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                                                                                       (UNAUDITED)
Revenues..............................   $   34,569    $   45,267    $   18,009     $  57,677     $  29,013    $  46,557
Operating expenses....................       19,692        25,836         9,491        31,541        15,100       26,215
                                        ------------  ------------  ------------  -------------  -----------  -----------
      Gross profit....................       14,877        19,431         8,518        26,136        13,913       20,342

General and administrative expenses...       11,872        15,563         6,788        20,232        10,596       15,639
Non-recurring acquisition costs.......                                                  1,156
                                        ------------  ------------  ------------  -------------  -----------  -----------
      Operating income................        3,005         3,868         1,730         4,748         3,317        4,703

Other (income) expense:
    Interest expense..................          118           515           173           587           190          207
    Interest income...................         (253)         (352)         (109)         (445)         (159)        (216)
    Other.............................           48            42            20           118            30          (38)
                                        ------------  ------------  ------------  -------------  -----------  -----------
Income before provision for income
  taxes...............................        3,092         3,663         1,646         4,488         3,256        4,750
Provision for income taxes............           18           565           255         1,145           566        2,185
                                        ------------  ------------  ------------  -------------  -----------  -----------
Net income............................   $    3,074    $    3,098    $    1,391     $   3,343     $   2,690    $   2,565
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                        ------------  ------------  ------------  -------------  -----------  -----------

Unaudited pro forma net income (see
  Note 9).............................   $    1,992    $    2,314    $    1,043     $   2,235     $     804    $   2,565
                                        ------------  ------------  ------------  -------------  -----------  -----------
                                        ------------  ------------  ------------  -------------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                              CUMULATIVE                  TOTAL
                                                                 DIVISIONAL   TRANSLATION  RETAINED   STOCKHOLDER'S
                                                                   EQUITY     ADJUSTMENT   EARNINGS      EQUITY
                                                                 -----------  -----------  ---------  -------------
Balance at December 31, 1993...................................   $   1,668    $           $   6,246    $   7,914
  Cash dividends of Pooled Companies...........................                               (3,252)      (3,252)
  Net income...................................................                                3,074        3,074
                                                                 -----------  -----------  ---------  -------------

Balance at December 31, 1994...................................       1,668                    6,068        7,736
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........         800                                   800
    Cash dividends.............................................                               (2,447)      (2,447)
  Net income...................................................                                3,098        3,098
                                                                 -----------  -----------  ---------  -------------

Balance at December 31, 1995...................................       2,468                    6,719        9,187
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........       1,625                                 1,625
    Cash dividends.............................................                                 (982)        (982)
  Net income...................................................                                1,391        1,391
                                                                 -----------  -----------  ---------  -------------

Balance at April 30, 1996......................................       4,093                    7,128       11,221
  Transactions of Pooled Companies:
    Issuance of Pooled Company common stock for cash...........         142                                   142
    Capital contribution.......................................          43                                    43
    Cash dividends.............................................                               (3,038)      (3,038)
  Issuance of U.S. Office Products common stock for repayment
    of debt....................................................       1,772                                 1,772
  Net income...................................................                                3,343        3,343
                                                                 -----------  -----------  ---------  -------------

Balance at April 26, 1997......................................       6,050                    7,433       13,483
Unaudited data:
  Issuance of U. S. Office Products common stock in conjunction
    with acquisitions..........................................      82,338                                82,338
  Cumulative translation adjustment............................                       (2)                      (2)
  Net income...................................................                                2,565        2,565
                                                                 -----------  -----------  ---------  -------------
Balance at October 25, 1997 (unaudited)........................   $  88,388    $      (2)  $   9,998    $  98,384
                                                                 -----------  -----------  ---------  -------------
                                                                 -----------  -----------  ---------  -------------

          See accompanying notes to consolidated financial statements.

                                   TDOP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                     FOR THE     FOR THE SIX
                                                                                   FOR THE FOUR      FISCAL        MONTHS
                                                          FOR THE YEAR ENDED       MONTHS ENDED    YEAR ENDED       ENDED
                                                     ----------------------------  -------------  -------------  -----------
                                                     DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,
                                                         1994           1995           1996           1997          1996
                                                     -------------  -------------  -------------  -------------  -----------
                                                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................    $   3,074      $   3,098      $   1,391      $   3,343     $   2,690
  Adjustment to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization expense..........          679            986            452          1,660           910
    Non-recurring acquisition costs................                                                     1,156
    Other..........................................          (82)           137            (27)             6            50
    Changes in current assets and liabilities (net
      of assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable..........................         (772)           679           (361)          (106)          234
      Prepaid expenses and other current assets....           12             46            (43)             6           347
      Accounts payable.............................          464            124            453            755          (690)
      Accrued liabilities..........................         (380)          (909)          (985)          (323)         (722)
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash provided by (used in) operating
          activities...............................        2,995          4,161            880          6,497         2,819
                                                     -------------  -------------  -------------  -------------  -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals......................................         (804)        (1,858)          (486)          (769)         (590)
  Cash paid in acquisitions, net of cash received..                       2,293                        (1,758)
  Payments of non-recurring acquisition costs......                                                      (539)
  Other............................................          128            126           (129)
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash (used in) provided by investing
          activities...............................         (676)           561           (615)        (3,066)         (590)
                                                     -------------  -------------  -------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........                          72          3,800            362           258
  Payments of long-term debt.......................         (518)        (1,968)        (5,594)        (3,039)         (730)
  Proceeds from (payments of) short-term
    debt, net......................................         (189)           424            801         (1,603)         (240)
  Payments of dividends of Pooled Companies........       (3,252)        (2,447)          (982)        (3,038)       (1,036)
  Proceeds from issuance of common stock...........                         800          1,625            142
  Capital contributed by stockholders of Pooled
    Company........................................                                                        43
  Net advances from U.S. Office Products Company...                                                     5,008
                                                     -------------  -------------  -------------  -------------  -----------
        Net cash used in financing activities......       (3,959)        (3,119)          (350)        (2,125)       (1,748)
                                                     -------------  -------------  -------------  -------------  -----------
Net increase (decrease) in cash and cash
  equivalents......................................       (1,640)         1,603            (85)         1,306           481
Cash and cash equivalents at beginning of period...        5,768          4,128          5,731          5,646         5,646
                                                     -------------  -------------  -------------  -------------  -----------
Cash and cash equivalents at end of period.........    $   4,128      $   5,731      $   5,646      $   6,952     $   6,127
                                                     -------------  -------------  -------------  -------------  -----------
                                                     -------------  -------------  -------------  -------------  -----------
Supplemental disclosures of cash flow information:
  Interest paid....................................    $     161      $     562      $     189      $     579     $     253
  Income taxes paid................................    $       9      $     361      $     364      $     453     $     136


                                                     OCTOBER 25,
                                                        1997
                                                     -----------

Cash flows from operating activities:
  Net income.......................................   $   2,565
  Adjustment to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization expense..........       1,610
    Non-recurring acquisition costs................
    Other..........................................        (145)
    Changes in current assets and liabilities (net
      of assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable..........................      (4,241)
      Prepaid expenses and other current assets....         464
      Accounts payable.............................          22
      Accrued liabilities..........................      (1,752)
                                                     -----------
        Net cash provided by (used in) operating
          activities...............................      (1,477)
                                                     -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals......................................        (990)
  Cash paid in acquisitions, net of cash received..       1,699
  Payments of non-recurring acquisition costs......        (618)
  Other............................................         174
                                                     -----------
        Net cash (used in) provided by investing
          activities...............................         265
                                                     -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt.........          55
  Payments of long-term debt.......................      (1,225)
  Proceeds from (payments of) short-term
    debt, net......................................         (44)
  Payments of dividends of Pooled Companies........
  Proceeds from issuance of common stock...........
  Capital contributed by stockholders of Pooled
    Company........................................
  Net advances from U.S. Office Products Company...         (34)
                                                     -----------
        Net cash used in financing activities......      (1,248)
                                                     -----------
Net increase (decrease) in cash and cash
  equivalents......................................      (2,460)
Cash and cash equivalents at beginning of period...       6,952
                                                     -----------
Cash and cash equivalents at end of period.........   $   4,492
                                                     -----------
                                                     -----------
Supplemental disclosures of cash flow information:
  Interest paid....................................   $     113
  Income taxes paid................................   $      17

    The Company issued common stock, notes payable and cash in connection with certain business combinations accounted for under the purchase method in the year ended December 31, 1995, the fiscal

                                   TDOP, INC.

                                 (IN THOUSANDS)

year ended April 26, 1997 and the six months ended October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                FOR THE           FOR THE SIX
                                                     FOR THE YEAR ENDED       FOR THE FOUR      FISCAL            MONTHS ENDED
                                                ----------------------------  MONTHS ENDED    YEAR ENDED    ------------------------
                                                DECEMBER 31,   DECEMBER 31,     APRIL 30,      APRIL 26,    OCTOBER 26,  OCTOBER 25,
                                                    1994           1995           1996           1997          1996         1997
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                                                                                  (UNAUDITED)
Accounts receivable...........................    $              $   2,406      $              $     410     $            $  11,016
Prepaid expenses and other current assets.....                         248                            99                      1,266
Property and equipment........................                         928                           348                     10,525
Intangible assets.............................                       5,109                         2,127                     77,501
Other assets..................................                         176                            70                      1,538
Short-term debt...............................                        (859)                                                  (2,593)
Accounts payable..............................                        (817)                          (86)                    (3,405)
Accrued liabilities...........................                      (1,610)                       (1,167)                    (8,414)
Long-term debt................................                                                       (43)                    (5,099)
Other long-term liabilities...................                        (520)                                                  (1,696)
                                                -------------  -------------  -------------  -------------  -----------  -----------
    Net assets acquired.......................    $              $   5,061      $              $   1,758     $            $  80,639
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                -------------  -------------  -------------  -------------  -----------  -----------
The acquisitions were funded as follows:
U.S. Office Products common stock.............    $              $              $              $             $            $  82,338
Notes payable.................................                       7,354
Cash paid, net of cash received...............                      (2,293)                        1,758                     (1,699)
                                                -------------  -------------  -------------  -------------  -----------  -----------
    Total.....................................    $              $   5,061      $              $   1,758     $            $  80,639
                                                -------------  -------------  -------------  -------------  -----------  -----------
                                                -------------  -------------  -------------  -------------  -----------  -----------

Noncash transactions:

- During the fiscal year ended April 26, 1997, the Company used U.S. Office Products common stock to repay $1,772 of indebtedness.

                                   TDOP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--BACKGROUND

    TDOP, Inc. (the "Company") is a Delaware Corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Corporate Travel Services division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with U.S. Office Products' Corporate Travel Services division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Corporate Travel Services division was created by U.S. Office Products in January 1997 and completed four business combinations accounted for under the pooling-of-interests method during the period from January 1997 to April 1997 (the "Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

    The Company's operations are primarily concentrated in one market segment - airline travel - and the customers are geographically diverse with no single customer base concentrated in a single industry. Management considers a downturn in this market segment to be unlikely. The Company's operations are seasonal, with the November and December periods having the lowest airline bookings.

NOTE 2--BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 8 for further discussion of interest expense.

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. A four month fiscal transition period from January 1, 1996 through April 30, 1996 has been presented for the Company to conform its fiscal year-end.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) goodwill is amortized on a straight line basis over an estimated useful life of 35 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of income accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value.

INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

REVENUE RECOGNITION

    The Company records revenues from air reservations and hotel and car reservations when earned, which is at the time a reservation is booked and ticketed. The Company provides a reserve for cancellations and reservation changes, and provisions for such amounts are reflected in net revenues. The reserves that have been netted against net revenues are not material in the periods reflected. The Company estimates and records accruals for cancellations and changes to reservation revenues booked. However, such estimates could vary significantly based upon changes in economic and political conditions that impact corporate travel patterns. Cruise revenues are recorded when the customer is no longer entitled to a full refund of the cost of the cruise. Revenues consist of commissions on travel services and year-end volume bonuses from travel service providers.

OPERATING EXPENSES

    Operating expenses include travel agent commissions, salaries, communications and other costs associated with the selling and processing of travel reservations.

NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal,

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles require the Company to expense all acquisition costs (both those paid by the Company and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS No. 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS No. 128 in the fiscal year ending April 25, 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130. "Reporting Comprehensive income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in fiscal 1999.

UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

NOTE 4--BUSINESS COMBINATIONS

POOLING-OF-INTERESTS METHOD

    In fiscal 1997, the Company issued U.S. Office Products common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Prior to being acquired by U.S. Office Products, the

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED)
Pooled Companies all reported on years ending on December 31. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                                              POOLED
                                                                               TDOP, INC.    COMPANIES    COMBINED
                                                                               -----------  -----------  -----------
For the year ended December 31, 1994
  Revenues...................................................................   $            $  34,569    $  34,569
  Net income.................................................................   $            $   3,074    $   3,074
For the year ended December 31, 1995
  Revenues...................................................................   $            $  45,267    $  45,267
  Net income.................................................................   $            $   3,098    $   3,098
For the four months ended April 30, 1996
  Revenues...................................................................   $            $  18,009    $  18,009
  Net income.................................................................   $            $   1,391    $   1,391
For the fiscal year ended April 26, 1997
  Revenues...................................................................   $   6,135    $  51,542    $  57,677
  Net income.................................................................   $     231    $   3,112    $   3,343
For the six months ended October 26, 1996 (unaudited):
  Revenues...................................................................   $            $  29,013    $  29,013
  Net income.................................................................   $            $   2,690    $   2,690
For the six months ended October 25, 1997 (unaudited):
  Revenues...................................................................   $  46,557                 $  46,557
  Net income.................................................................   $   2,565                 $   2,565

PURCHASE METHOD

    During 1995, the Company made one acquisition accounted for under the purchase method for an aggregate purchase price of $5,061, consisting of $7,354 of notes payable and net of $2,293 of cash acquired. The total assets related to the acquisition were $8,867, including goodwill of $5,109. The results of the acquisition have been included in the Company's results from the date of acquisition.

    In fiscal 1997, the Company made one acquisition accounted for under the purchase method for an aggregate cash purchase price of $1,758. The total assets related to the acquisition were $3,054, including goodwill of $2,127. The results of the acquisition have been included in the Company's results from the date of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1995 and the fiscal year ended April 26, 1997 and includes the Company's consolidated financial statements, which give retroactive effect to the acquisitions of the Pooled Companies for all periods presented, and the results of the companies acquired in purchase acquisitions as if all such purchase acquisitions had been made at the beginning of 1995. The results presented below include

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 4--BUSINESS COMBINATIONS (CONTINUED) certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                         FOR THE FISCAL YEAR
                                                                                ENDED
                                                                       -----------------------
                                                                       DECEMBER 31,  APRIL 26,
                                                                           1995        1997
                                                                       ------------  ---------

                                                                             (UNAUDITED)
Revenues.............................................................   $   50,015   $  60,307
Net income...........................................................        4,263       4,099

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of 1995 or the results which may occur in the future.

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Land.....................................................................   $     325    $     325
Buildings................................................................       3,605        3,088
Furniture and fixtures...................................................       7,013        7,934
Leasehold improvements...................................................         667        1,273
                                                                           -----------  -----------
                                                                               11,610       12,620
Less: Accumulated depreciation...........................................      (3,663)      (4,666)
                                                                           -----------  -----------
Net property and equipment...............................................   $   7,947    $   7,954
                                                                           -----------  -----------
                                                                           -----------  -----------

    Depreciation expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $458, $644, $324, and $1,112, respectively.

NOTE 6--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                               APRIL 30,    APRIL 26,   OCTOBER 25,
                                                                 1996         1997         1997
                                                              -----------  -----------  -----------
                                                                                        (UNAUDITED)
Goodwill....................................................   $   4,966    $   7,016    $  81,993
Other.......................................................       1,137        1,122        3,651
                                                              -----------  -----------  -----------
                                                                   6,103        8,138       85,644
Less: Accumulated amortization..............................        (647)      (1,026)      (1,678)
                                                              -----------  -----------  -----------
Net intangible assets.......................................   $   5,456    $   7,112    $  83,966
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 6--INTANGIBLE ASSETS (CONTINUED)
    Amortization expense for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996, the fiscal year ended April 26, 1997 and the six months ended October 25, 1997 was $221, $342, $128, $548, and $648 respectively.

NOTE 7--OTHER ACCRUED LIABILITIES

    Other accrued liabilities consist of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Customer deposits........................................................   $     142    $   1,198
Accrued income taxes.....................................................         314          917
Accrued acquisition costs................................................                      618
Other....................................................................       1,004          690
                                                                           -----------  -----------
    Total other accrued liabilities......................................   $   1,460    $   3,423
                                                                           -----------  -----------
                                                                           -----------  -----------

NOTE 8--CREDIT FACILITIES

SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Other....................................................................   $     705    $
Current maturities of long-term debt.....................................       1,354          456
                                                                           -----------  -----------
    Total short-term debt................................................   $   2,059    $     456
                                                                           -----------  -----------
                                                                           -----------  -----------

LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Notes payable, secured by certain assets of the Company, interest rates ranging from 9.04% to 9.4%, maturities from October 1997 through
  2015...................................................................   $   7,720    $   2,393
Capital lease obligations................................................                       75
                                                                           -----------  -----------
                                                                                7,720        2,468
Less: Current maturities of long-term debt...............................      (1,354)        (456)
                                                                           -----------  -----------
    Total long-term debt.................................................   $   6,366    $   2,012
                                                                           -----------  -----------
                                                                           -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998................................................................  $     456
1999................................................................        451
2000................................................................         55
2001................................................................         54
2002................................................................         59
Thereafter..........................................................      1,393
                                                                      ---------
    Total maturities of long-term debt                                $   2,468
                                                                      ---------
                                                                      ---------

PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996............................................  $
Payments of long-term debt of Pooled Companies upon acquisition......        394
Payments of acquisition costs........................................        263
Allocated corporate expenses.........................................        107
Normal operating costs paid by U.S. Office Products..................         23
                                                                       ---------
Balance at April 26, 1997............................................  $     787
                                                                       ---------
                                                                       ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $43.

    U.S. Office Products has charged the Company interest on the short-term payable to U.S. Office Products at the prime rate in effect at the time. The short-term payable to U.S. Office Products was incurred by the Company primarily as a result of U.S. Office Products repaying short-term debt outstanding at the businesses acquired by U.S. Office Products at or soon after the respective dates of acquisition and through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis. U.S. Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest expense from U.S. Office Products totaling $21 during the year ended April 26, 1997. If the Company had been charged interest on all debt allocated by U.S. Office Products during fiscal 1997, interest expense would have totaled $590.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $15.0 million of debt by U.S. Office Products resulting in incremental debt of $5.4 million at October 25, 1997, which would be reflected in the financial statements as a reduction in stockholder's equity. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios,

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

NOTE 9--INCOME TAXES

The provision for income taxes consists of:

                                                                                  FOR THE
                                                                                   FOUR        FOR THE
                                                                                  MONTHS       FISCAL
                                                     FOR THE YEAR ENDED            ENDED     YEAR ENDED
                                              --------------------------------  -----------  -----------
                                               DECEMBER 31,     DECEMBER 31,     APRIL 30,    APRIL 26,
                                                   1994             1995           1996         1997
                                              ---------------  ---------------  -----------  -----------
Income taxes currently payable:
  Federal...................................     $                $     435      $     348    $     991
  State.....................................            18               75             43          159
                                                     -----            -----          -----   -----------
                                                        18              510            391        1,150
                                                     -----            -----          -----   -----------
Deferred income tax expense (benefit).......                             55           (136)          (5)
                                                     -----            -----          -----   -----------
    Total provision for income taxes........     $      18        $     565      $     255    $   1,145
                                                     -----            -----          -----   -----------
                                                     -----            -----          -----   -----------

    Deferred taxes are comprised of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Current deferred tax assets:
  Allowance for doubtful accounts........................................   $      28    $      36
  Accrued liabilities....................................................         191          229
                                                                                -----        -----
    Total current deferred tax assets....................................         219          265
                                                                                -----        -----
Long-term deferred tax liabilities:
  Property and equipment.................................................        (409)        (680)
  Intangible assets......................................................                       (3)
  Other..................................................................                      222
                                                                                -----        -----
    Total long-term deferred tax liabilities.............................        (409)        (461)
                                                                                -----        -----
Net deferred tax liability                                                  $    (190)   $    (196)
                                                                                -----        -----
                                                                                -----        -----

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 9--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                                                      FOR THE
                                                                                                       FOUR        FOR THE
                                                                                                      MONTHS       FISCAL
                                                                         FOR THE YEAR ENDED            ENDED     YEAR ENDED
                                                                  --------------------------------  -----------  -----------
                                                                   DECEMBER 31,     DECEMBER 31,     APRIL 30,    APRIL 26,
                                                                       1994             1995           1996         1997
                                                                  ---------------  ---------------  -----------  -----------
U.S. federal statutory rate.....................................          35.0%            35.0%          35.0%        35.0%
State income taxes, net of federal income tax benefit...........           0.6              1.8            1.7          2.3
Subchapter S corporation income not subject to corporate level
  taxation......................................................         (35.0)           (21.4)         (21.2)       (24.7)
Nondeductible acquisition costs.................................                                                        6.8
Other...........................................................                                                        6.1
                                                                         -----            -----          -----        -----
Effective income tax rate.......................................           0.6%            15.4%          15.5%        25.5%
                                                                         -----            -----          -----        -----
                                                                         -----            -----          -----        -----

    Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                                                  FOR THE
                                                                                                   FOUR        FOR THE
                                                                                                  MONTHS       FISCAL
                                                                       FOR THE YEAR ENDED          ENDED     YEAR ENDED
                                                                  ----------------------------  -----------  -----------
                                                                  DECEMBER 31,   DECEMBER 31,    APRIL 30,    APRIL 26,
                                                                      1994           1995          1996         1997
                                                                  -------------  -------------  -----------  -----------
Net income......................................................    $   3,074      $   3,098     $   1,391    $   3,343
Pro forma income tax provision adjustment.......................        1,082            784           348        1,108
                                                                       ------         ------    -----------  -----------
Pro forma net income............................................    $   1,992      $   2,314     $   1,043    $   2,235
                                                                       ------         ------    -----------  -----------
                                                                       ------         ------    -----------  -----------

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                                             CAPITAL     OPERATING
                                                                             LEASES       LEASES
                                                                           -----------  -----------
1998.....................................................................   $      69    $   1,113
1999.....................................................................          12        1,051
2000.....................................................................                      985
2001.....................................................................                      872
2002.....................................................................                      438
Thereafter...............................................................                       27
                                                                                  ---   -----------
Total minimum lease payments.............................................          81    $   4,486
                                                                                        -----------
                                                                                        -----------
Less: Amounts representing interest......................................          (6)
                                                                                  ---
Present value of net minimum lease payments..............................   $      75
                                                                                  ---
                                                                                  ---

    Rent expense for all operating leases for the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 was $1,791, $1,811, $573, and $1,903, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility is expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the distribution, the Company, U.S. Office Products and the other Spin-Off Companies will enter into the Distribution Agreement, the Tax Allocation Agreement and the Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement and

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED) may enter into other agreements, including agreements related to referral of customers to one another. These agreements are expected to provide, among other things, for U.S. Office Products and the Company to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of the Company and the other spin-off companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other spin-off companies fails to indemnify U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other spin-off companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the business travel agency business, between U.S. Office Products and each spin-off company.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the years ended December 31, 1994 and 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997 the subsidiaries incurred expenses totaling $194, $204, $73 and $249, respectively, related to these plans.

NOTE 13--STOCKHOLDER'S EQUITY

EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. The Company intends to adopt an employee stock option plan at approximately the time of the Distribution. The Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 114,116 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under a service agreement entered into with Jonathan J. Ledecky, the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for Company common stock from the Company as of the date of the Distribution. The Board intends the option to be compensation for Mr. Ledecky's services as a director of the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company common stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of common stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's common stock is first publicly traded.

                                   TDOP, INC.

                             (DOLLARS IN THOUSANDS)

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the year ended December 31, 1995 and the fiscal year ended April 26, 1997:

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                              -----------------------------------------------------
                                                                FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                              ---------  ---------  ---------  ---------  ---------
Revenues....................................................  $   8,486  $  13,241  $  12,005  $  11,535  $  45,267
Gross profit................................................      3,142      6,305      5,093      4,891     19,431
Operating income............................................        188      2,091      1,000        589      3,868
Net income..................................................        217      1,558        792        531      3,098
Pro forma net income (see Note 9)...........................        162      1,163        592        397      2,314

                                                                       FISCAL YEAR ENDED APRIL 26, 1997
                                                             -----------------------------------------------------
                                                               FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                             ---------  ---------  ---------  ---------  ---------
Revenues...................................................  $  15,243  $  13,770  $  12,514  $  16,150  $  57,677
Gross profit...............................................      7,637      6,276      4,957      7,266     26,136
Operating income (loss)....................................      2,186      1,131       (407)     1,838      4,748
Net income (loss)..........................................      1,753        937       (367)     1,020      3,343
Pro forma net income (loss) (see Note 9)...................      1,198        616       (276)       697      2,235

NOTE 15--SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed six business combinations accounted for under the purchase method for an aggregate purchase price of $80,639 consisting of $1,699 of net cash acquired and the issuance of U.S. Office Products' common stock with a market value of $82,338. The results of operations for the six months ended October 25, 1997 include the results of the acquired companies from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 26, 1997
                                                                              ----------------
                                                                                (UNAUDITED)
Revenues....................................................................     $  144,394
Net income..................................................................          7,892

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

ITEM 7--FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

       23.1    Consent of Price Waterhouse LLP

       23.2    Consent of Price Waterhouse LLP

       23.3    Consent of Ernst & Young LLP

       23.4    Consent of Hertz, Herson & Co. LLP

       23.5    Consent of KPMG Peat Marwick LLP

       23.6    Consent of KPMG Peat Marwick LLP

       23.7    Consent of KPMG Peat Marwick LLP

       23.8    Consent of BDO Seidman LLP

       23.9    Consent of Rubin, Koehmstedt & Nadler, PLC

      23.10    Consent of Deloitte & Touche LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U.S. OFFICE PRODUCTS COMPANY

                                By:  /s/ MARK D. DIRECTOR
                                     -----------------------------------------
                                     Mark D. Director
                                     CHIEF ADMINISTRATIVE OFFICER,
Dated: March 9, 1998                 GENERAL COUNSEL AND SECRETARY

                                 EXHIBIT INDEX

   EXHIBIT                                                  DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

      23.1   Consent of Price Waterhouse LLP

      23.2   Consent of Price Waterhouse LLP

      23.3   Consent of Ernst & Young LLP

      23.4   Consent of Hertz, Herson & Co. LLP

      23.5   Consent of KPMG Peat Marwick LLP

      23.6   Consent of KPMG Peat Marwick LLP

      23.7   Consent of KPMG Peat Marwick LLP

      23.8   Consent of BDO Seidman LLP

      23.9   Consent of Rubin, Koehmstedt & Nadler, PLC

     23.10   Consent of Deloitte & Touche LLP